UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)

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Filed by a Party other than the Registrant [   ]

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National Instruments Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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NATIONAL INSTRUMENTS CORPORATION

Notice of Annual Meeting of Stockholders

May 8, 2007

TO THE STOCKHOLDERS:

        NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of Stockholders (the “Annual Meeting”) of National Instruments Corporation, a Delaware corporation (“NI”), will be held on May 8, 2007, at 9:00 a.m. local time, at NI’s principal executive offices located at 11500 North Mopac Expressway, Building C, Austin, Texas, 78759 for the following purposes as more fully described in the Proxy Statement accompanying this Notice:

        1.        To elect two directors to the Board of Directors for a term of three years.

        2.        To increase the number of shares reserved under NI’s 1994 Employee Stock Purchase Plan by 3,000,000 shares.

        3.        To transact such other business as may properly come before the meeting or any adjournment thereof.

        Only stockholders of record at the close of business on March 12, 2007, are entitled to receive notice of and to vote at the meeting.

        All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting, we hope that you will vote as soon as possible. You may vote on the Internet, by telephone or by completing, signing and mailing the enclosed proxy card in the postage-prepaid envelope enclosed for that purpose. Voting over the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting, if you do not attend in person. Please review the instructions on the proxy card regarding each of these voting options.

        Stockholders attending the Annual Meeting may vote in person even if they have returned a proxy. However, if you have returned a proxy and wish to vote at the Annual Meeting, you must notify the inspector of elections of your intention to revoke the proxy you previously returned and instead vote in person at the Annual Meeting. If your shares are held in the name of a broker, trustee, bank or other nominee, please bring a proxy from the broker, trustee, bank or other nominee with you to confirm you are entitled to vote the shares.

Sincerely,

David G. Hugley Secretary

Austin, Texas
April 2, 2007

NATIONAL INSTRUMENTS CORPORATION

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

        The enclosed proxy is solicited on behalf of National Instruments Corporation, a Delaware corporation (“NI”), for use at its 2007 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 8, 2007, at 9:00 a.m., local time, or at any adjournments or postponements thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at NI’s principal executive offices at 11500 North Mopac Expressway, Building C, Austin, Texas 78759. NI’s telephone number is (512) 338-9119.

        These proxy solicitation materials were mailed on or about April 2, 2007 to all stockholders entitled to vote at the Annual Meeting.

Record Date; Outstanding Shares

        Stockholders of record at the close of business on March 12, 2007 (the “Record Date”) are entitled to receive notice of and vote at the Annual Meeting. On the Record Date, 80,601,576 shares of NI’s common stock, $0.01 par value, were issued and outstanding.

Voting and Solicitation

        Every stockholder of record on the Record Date is entitled, for each share held, to one vote on each proposal that comes before the Annual Meeting. In the election of directors, each stockholder will be entitled to vote for two nominees and the two nominees with the greatest number of votes will be elected.

        Whether you hold shares directly as the stockholder of record or beneficially in street name, you may vote on the Internet, by telephone or by completing, signing and mailing the enclosed proxy card in the postage-prepaid envelope enclosed for that purpose. Voting over the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting, if you do not attend in person. Please review the instructions on the proxy card regarding each of these voting options.

        The cost of this solicitation will be borne by NI. NI may reimburse expenses incurred by brokerage firms and other persons representing beneficial owners of shares in forwarding solicitation material to beneficial owners. Proxies may be solicited by certain of NI’s directors, officers and other employees, without additional compensation, personally, by telephone or by email.

Treatment of Abstentions and Broker Non-Votes

        Abstentions will be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of votes cast with respect to a proposal (other than the election of directors). Accordingly, abstentions will have no effect on the election of directors in Proposal One but abstentions will have the same effect as a vote against Proposal Two.

        While broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes will not be counted for purposes of determining the number of votes cast with respect to the particular proposal on which the broker has expressly not voted. A broker non-vote will not affect the outcome of the voting on Proposal One or Proposal Two.

        A broker will vote your shares only if the proposal is a matter on which your broker has discretion to vote (such as the election of directors in Proposal One), or if you provide instructions on how to vote by following the instructions provided to you by your broker. Pursuant to regulations promulgated by the New York Stock Exchange (“NYSE”) brokers and other nominees that are NYSE member organizations are prohibited from voting in favor of proposals relating to equity compensation plans unless they receive specific instructions from the beneficial owner of the shares to vote on such matter. Therefore, for any of your shares held through a broker or other nominee that is a NYSE member organization, such shares will only be voted in favor of Proposal Two if you have provided specific voting instructions to your broker or other nominee to vote your shares in favor of that proposal.

Revocability of Proxies

        Proxies given pursuant to this solicitation may be revoked at any time before they have been used. You may change or revoke your proxy by entering a new vote by Internet or by telephone or by delivering a written notice of revocation to the Secretary of NI or by completing a new proxy card bearing a later date (which automatically revokes the earlier proxy instructions). Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request by notifying the inspector of elections of your intention to revoke your proxy and voting in person at the Annual Meeting.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

        Stockholders of NI may submit proper proposals for inclusion in NI’s proxy statement and for consideration at the annual meeting of stockholders to be held in 2008 by submitting their proposals in writing to the Secretary of NI in a timely manner. In order to be considered for inclusion in NI’s proxy materials for the annual meeting of stockholders to be held in 2008, stockholder proposals must be received by the Secretary of NI no later than December 4, 2007, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

        In addition, NI’s bylaws establish an advance notice procedure with regard to business to be brought before an annual meeting, including stockholder proposals not included in NI’s proxy statement. For director nominations or other business to be properly brought before NI’s 2008 annual meeting by a stockholder, such stockholder must deliver written notice to the Secretary of NI at NI’s principal executive office no later than February 4, 2008 and no earlier than January 3, 2008. If the date of NI’s 2008 annual meeting is advanced or delayed by more than 30 calendar days from the first anniversary date of the 2007 Annual Meeting, your notice of a proposal will be timely if it is received by NI by the close of business on the tenth day following the day NI publicly announces the date of the 2008 annual meeting.

        The proxy grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. If such a stockholder fails to comply with the foregoing notice provisions, proxy holders will be allowed to use their discretionary voting authority on such matter should the stockholder proposal come before the 2008 annual meeting.

        A copy of the full text of the bylaw provisions governing the notice requirements set forth above may be obtained by writing to the Secretary of NI. All notices of proposals and director nominations by stockholders should be sent to National Instruments Corporation, 11500 N. Mopac Expressway, Building B, Austin, Texas 78759, Attention: Corporate Secretary.

PROPOSAL ONE:

ELECTION OF DIRECTORS

General

        NI’s Board of Directors is divided into three classes, with the term of office of one class expiring each year. NI currently has seven directors, two directors in Class I, two directors in Class II, and three directors in Class III. The terms of office of Class I directors James J. Truchard and Charles J. Roesslein will expire at the Annual Meeting. Dr. Truchard and Mr. Roesslein will stand for re-election to the Board of Directors at the Annual Meeting. The terms of office of Class II directors Jeffrey L. Kodosky and Donald M. Carlton will expire at the 2008 annual meeting. The terms of office of Class III directors Ben G. Streetman, R. Gary Daniels and Duy-Loan T. Le will expire at the 2009 annual meeting. After the election at the Annual Meeting, there will be seven directors, with two directors in two classes and three directors in one class. The Board of Directors has determined the each of Mr. Roesslein, Dr. Carlton, Dr. Streetman, Mr. Daniels, and Ms. Le is independent under applicable Nasdaq listing standards and Rule 10A-3 of the Securities Exchange Act of 1934.

Vote Required

        The two nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote in the election of directors shall be elected to the Board of Directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no legal effect under Delaware law. Cumulative voting is not permitted by NI’s Certificate of Incorporation.

        Unless otherwise instructed, the proxy holders will vote the proxies received by them for NI’s two nominees named below. If any nominee of NI is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The Board of Directors recommends that stockholders vote FOR the nominees listed below.

Nominees for Election at the Annual Meeting

        The Nomination and Governance Committee, consisting solely of independent directors as determined under applicable Nasdaq listing standards, recommended the two directors set forth in the table below for nomination by our full Board of Directors. Based on that recommendation, our Board of Directors nominated such directors for election at the Annual Meeting. The following sets forth information concerning the nominees for election as directors at the Annual Meeting, including information as to each nominee’s age as of the Record Date, position with NI and business experience.

Name of Nominee	Age	Position/Principal Occupation	Director Since
James J. Truchard	63	Chairman of the Board of Directors and President of NI	1976
Charles J. Roesslein (1) (2) (3)	58	Director; Former Chairman of the Board of Directors and President of Prodigy Communications Corporation	2000

(1) Member of Audit Committee
(2) Member of Compensation Committee
(3) Member of Nomination and Governance Committee

        James J. Truchard, PhD, co-founded NI in 1976 and has served as its President and Chairman of the Board of Directors since inception. From 1963 to 1976, Dr. Truchard worked at Applied Research Laboratories (“ARL”), The University of Texas at Austin (“UT Austin”) as Research Scientist and later Division Head. Dr. Truchard received his PhD in Electrical Engineering, his master’s degree in Physics and his bachelor’s degree in Physics, all from UT Austin.

        Charles J. Roesslein has been a member of NI’s Board of Directors since July 2000. Since 2004, Mr. Roesslein has been Chief Executive Officer of Austin Tele-Services, LLC, which is in the secondary market for telecom and IT assets. During 2000, Mr. Roesslein served as the Chairman of the Board of Directors and President of Prodigy Communications Corporation, an internet service provider. He served as President of SBC-CATV, a cable television service provider, from 1999 until 2000, and as President of SBC Technology Resources, the applied research division of SBC Communications Inc., from 1997 until 1999. Prior to 1997, Mr. Roesslein served in executive officer positions with SBC Communications, Inc. and Southwestern Bell. Mr. Roesslein holds a bachelor’s degree in Mechanical Engineering from the University of Missouri-Columbia and a master’s degree in Finance from the University of Missouri-Kansas City. Mr. Roesslein is currently a director of the following publicly traded companies: Atlantic Tele-Network, Inc. and Quovadx Inc.

INCUMBENT DIRECTORS WHOSE TERMS OF OFFICE CONTINUE AFTER THE ANNUAL MEETING

        The following sets forth information concerning the directors whose terms of office continue after the Annual Meeting, including information as to each director’s age as of the Record Date, position with NI and business experience.

Name of Director	Age	Position/Principal Occupation	Director Since
Jeffrey L. Kodosky	57	Director; Fellow of NI	1976
Donald M. Carlton (1) (3)	69	Director; Former President and Chief Executive Officer of Radian International LLC	1994
Ben G. Streetman (1) (2) (3)	68	Director; Dean, College of Engineering at UT Austin	1997
R. Gary Daniels (1) (2) (3)	69	Director; Former Senior Vice President and General Manager of the Microcontroller Technologies Group, Motorola, Inc.	1999
Duy-Loan T. Le (2) (3)	44	Director; Senior Fellow of Texas Instruments, Inc.	2002

(1) Member of Audit Committee
(2) Member of Compensation Committee
(3) Member of Nomination and Governance Committee

        Jeffrey L. Kodosky co-founded NI in 1976 and has been a member of NI’s Board of Directors since that time. He was appointed Vice President of NI in 1978 and served as Vice President, Research and Development from 1980 to 2000. Since 2000 he has held the position of Business and Technology Fellow. Prior to 1976, he was employed at the Acoustical Measurements Division at ARL, UT Austin. Mr. Kodosky received his bachelor’s degree in Physics from Rensselaer Polytechnic Institute.

        Donald M. Carlton, PhD, has been a member of NI’s Board of Directors since 1994. From February 1996 until December 1998, Dr. Carlton served as the President and Chief Executive Officer of Radian International LLC, and from 1969 until January 1996, Dr. Carlton served as President and Chairman of the Board of Radian Corporation, both of which are environmental engineering firms. Dr. Carlton received his bachelor’s degree in Chemistry from the University of St. Thomas and his PhD in Chemistry from UT Austin. Dr. Carlton is currently a director of the following publicly traded companies: American Electric Power, and Temple-Inland, Inc.

        Ben G. Streetman, PhD, has been a member of NI’s Board of Directors since 1997. He is the Dean of the College of Engineering at UT Austin, as well as Professor of Electrical and Computer Engineering, Dula D. Cockrell Centennial Chair in Engineering, and Henry E. Singleton Research Fellow at IC2 Institute. From 1984 to 1996, Dr. Streetman served as Director of the Microelectronics Research Center at UT Austin. Dr. Streetman received his bachelor’s degree, master’s degree, and PhD in Electrical Engineering, all from UT Austin. Dr. Streetman is currently a director of Zix Corporation (formerly CustomTracks Corporation).

        R. Gary Daniels has been a member of NI’s Board of Directors since 1999. Mr. Daniels retired in 1997 from his position as Senior Vice President and General Manager of the Microcontroller Technologies Group of Motorola, Inc. He joined Motorola in 1965 and helped design, develop, market and manage their microcontroller products, leading a global team that built the business to greater than two billion dollars per year in revenue. He was elected a Motorola Dan Noble Fellow, Motorola’s highest technical recognition, and he has been awarded 12 patents. Prior to joining Motorola, Mr. Daniels began his engineering career at Sandia National Laboratories, from 1958 to 1964. Mr. Daniels has a bachelor’s degree in Electrical Engineering from the University of New Mexico.

        Duy-Loan T. Le has been a member of NI’s Board of Directors since September 2002. During her continuing 23-year career at Texas Instruments, Inc. (“TI”), in 2002, Ms. Le became the first woman at TI elected to the rank of Senior Fellow. Since 2000, she has been Digital Signal Processor (DSP) Advanced Technology Ramp Manager at TI, with responsibilities which include assisting with product execution on advanced technology nodes such as 180nm, 130nm, 90nm, 65nm, and 42nm. Ms. Le has been awarded 22 patents and has 8 pending applications. She holds a bachelor’s degree in Electrical Engineering from UT Austin and a master’s degree in Business Administration from the University of Houston.

        There is no family relationship between any director or officer of NI.

SECURITY OWNERSHIP

        The following table sets forth the beneficial ownership of NI’s common stock as of the Record Date (i) by all persons known to NI, based on statements filed by such persons pursuant to Section 13(d) or 13(g) of the Exchange Act, to be the beneficial owners of more than 5% of NI’s common stock, (ii) by each of the executive officers named in the Summary Compensation Table under “Executive Compensation,” (iii) by each director, and (iv) by all current directors and executive officers as a group:

Name of Person or Entity	Number of Shares (1)		Approximate Percentage Owned (2)
James J. Truchard 11500 North Mopac Expressway Austin, Texas 78759	17,834,606	(3)	22.1%
Jeffrey L. Kodosky 11500 North Mopac Expressway Austin, Texas 78759	4,414,240	(4)	5.5%
Capital Research and Management Company 333 South Hope Street Los Angeles, California 90071	4,406,250	(5)	5.5%
Neuberger Berman Inc. 605 Third Avenue New York, New York	4,908,436	(6)	6.1%
R. Gary Daniels	28,187	(7)	*
Ben G. Streetman	62,938	(8)	*
Donald M. Carlton	67,324	(9)	*
Charles J. Roesslein	53,004	(10)	*
Duy-Loan T. Le	33,501	(11)	*
Peter Zogas, Jr	141,670	(12)	*
Timothy R. Dehne	134,991	(13)	*
Alexander M. Davern	179,804	(14)	*
John Graff	122,550	(15)	*
All executive officers and directors as a group (15 persons)	23,352,450	(16)	29.0%

* Represents less than 1% of the outstanding shares of common stock.

(1)	Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

(2)	For each individual and group included in the table, percentage owned is calculated by dividing the number of shares beneficially owned by such person or group as described above by the sum of the 80,601,576 shares of common stock outstanding on March 12, 2007 and the number of shares of common stock that such person or group had the right to acquire on or within 60 days of March 12, 2007, including shares issuable upon the exercise of options.

(3)	Includes 1,216,875 shares held by a trust for which Dr. Truchard is the trustee and 125,190 shares held by a non-profit corporation of which Dr. Truchard is president.

(4)	Includes an aggregate of 1,408,148 shares held in two trusts for the benefit of Mr. Kodosky’s daughters for which Mr. Kodosky is the trustee; includes 446,428 shares held by a non-profit corporation of which Mr. Kodosky is president and his wife, Gail T. Kodosky, is secretary; includes 145,650 shares held by a charitable remainder trust for the benefit of Mr. Kodosky and his wife; includes 13,500 shares held in a charitable remainder trust for the benefit of Mr. Kodosky’s brother of which Mr. Kodosky is the sole trustee with investment power over the securities held therein; includes an aggregate of 85,733 shares held in 19 trusts for non-immediate family members of Mr. Kodosky of which Mr. Kodosky is the sole trustee with investment power over the securities held therein; and includes 1,157,391 shares owned by his wife. Mr. Kodosky disclaims beneficial ownership of the shares owned by his wife. (Cumulatively, Jeffrey and Gail Kodosky control and/or beneficially own a total 4,414,240 shares.)

(5)	The information as to beneficial ownership is based on a Schedule 13G/A filed with the SEC on February 12, 2007, reflecting beneficial ownership as of December 29, 2006. The Schedule 13G/A states that Capital Research and Management Company has sole investment power with respect to 4,406,250 shares of common stock, sole voting power with respect to 2,156,250 shares of common stock and no shared voting power.

(6)	The information as to beneficial ownership is based on a Schedule 13G/A filed with the SEC on February 13, 2007, reflecting beneficial ownership as of December 31, 2006. The Schedule 13G/A states that Neuberger Berman Inc. has sole voting power with respect to 700,312 shares of common stock, no sole investment power, shared voting power with respect to 3,869,336 shares of common stock, and shared investment power with respect to 4,908,436.

(7)	Includes 21,000 shares subject to options exercisable and 3,334 shares subject to restricted stock units which vest on or within 60 days of March 12, 2007.

(8)	Includes 56,250 shares subject to options exercisable and 3,334 shares subject to restricted stock units which vest on or within 60 days of March 12, 2007.

(9)	Includes 56,250 shares subject to options exercisable and 3,334 shares subject to restricted stock units which vest on or within 60 days of March 12, 2007.

(10)	Includes 43,500 shares subject to options exercisable and 3,334 shares subject to restricted stock units which vest on or within 60 days of March 12, 2007, and includes an aggregate of 2,000 shares held in two UMGA accounts for the benefit of Mr. Roesslein’s children for which Mr. Roesslein is the custodian.

(11)	Includes 28,500 shares subject to options exercisable and 3,334 shares subject to restricted stock units which vest on or within 60 days of March 12, 2007.

(12)	Includes 85,208 shares subject to options exercisable and 3,852 shares subject to restricted stock units which vest on or within 60 days of March 12, 2007.

(13)	Includes 68,284 shares subject to options exercisable and 3,852 shares subject to restricted stock units which vest on or within 60 days of March 12, 2007.

(14)	Includes 175,359 shares subject to options exercisable and 3,852 shares subject to restricted stock units which vest on or within 60 days of March 12, 2007.

(15)	Includes 69,152 shares subject to options exercisable and 1,926 shares subject to restricted stock units which vest on or within 60 days of March 12, 2007.

(16)	Includes 768,329 shares subject to options exercisable and 38,755 shares subject to restricted stock units which vest on or within 60 days of March 12, 2007.

CORPORATE GOVERNANCE

Board Meetings and Committees

        The Board of Directors of NI held a total of 10 meetings, including one overnight retreat, during 2006. During 2006, the Board of Directors had a standing Audit Committee, Compensation Committee, and Nomination and Governance Committee.

        No director attended fewer than 75% of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he or she served. NI encourages, but does not require, its board members to attend NI’s annual stockholders meeting. In 2006, all seven directors attended NI’s annual stockholders meeting. NI plans to schedule future annual meetings so that at least a majority of its directors can attend the annual meeting.

Communications to the Board of Directors

        Stockholders may communicate with members of the Board of Directors by mail addressed to the Chairman, any other individual member of the Board, to the full Board, or to a particular committee of the Board. In each case, such correspondence should be sent to the following address: 11500 North Mopac Expressway, Building B, Austin, Texas 78759, attention: Corporate Secretary. Correspondence received that is addressed to the members of the Board of the Directors will be reviewed by NI’s general counsel or his designee, who will forward such correspondence to the appropriate members of the Board of the Directors.

Audit Committee

        The Audit Committee, which currently consists of directors Donald M. Carlton, Ben G. Streetman, R. Gary Daniels and Charles J. Roesslein, met 9 times during 2006. The Audit Committee appoints, compensates, retains and oversees the engagement of NI’s independent registered public accounting firm, reviews with such independent registered public accounting firm the plan, scope and results of their examination of NI’s consolidated financial statements and reviews the independence of such independent registered public accounting firm. The Audit Committee inquires about any significant risks or exposures and assesses the steps management has taken to minimize such risks to NI, including the adequacy of insurance coverage and the strategy for management of foreign currency risk. The Audit Committee also reviews NI’s compliance with matters relating to antitrust, environmental, Equal Employment Opportunity Commission, export and SEC regulations. The Audit Committee has established procedures for the receipt, retention and treatment of complaints received by NI regarding accounting, internal accounting controls or auditing matters and for NI employees to submit concerns regarding such matters on a confidential and anonymous basis. The Board of Directors believes that each member of the Audit Committee is an “independent director” as that term is defined by the Nasdaq listing standards and Rule 10A-3 of the Securities Exchange Act of 1934. The Board of Directors has determined that each of Dr. Carlton and Mr. Roesslein is an “audit committee financial expert” within the meaning of SEC rules. The charter of the Audit Committee is available on NI’s website at http://www.ni.com/nati/corporategovernance/composition_charters.htm.

Nomination and Governance Committee

        The Nomination and Governance Committee, which currently consists of directors Donald M. Carlton, Ben G. Streetman, R. Gary Daniels, Charles Roesslein and Duy-Loan T. Le, each of whom is deemed to be an “independent director” as that term is defined by the Nasdaq listing standards, met once during 2006. The Nomination and Governance Committee recommends to the Board of Directors the selection criteria for board members, compensation of outside directors, appointment of board committee members and committee chairmen, and develops board governance principles. The Nomination and Governance Committee will consider nominees recommended by stockholders provided such recommendations are made in accordance with procedures described in this Proxy Statement under “Deadline for Receipt of Stockholder Proposals.” When considering a potential director candidate, the Nomination and Governance Committee looks for demonstrated character, judgment, relevant business, functional and industry experience, and a high degree of acumen. The Nomination and Governance Committee’s process for identifying and evaluating nominees typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. There are no differences in the manner in which the Nomination and Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder. NI does not pay any third party to identify or assist in identifying or evaluating potential nominees. The charter of the Nomination and Governance Committee is available on NI’s website at http://www.ni.com/nati/corporategovernance/composition_charters.htm.

Compensation Committee

        The Compensation Committee, which currently consists of directors R. Gary Daniels, Ben G. Streetman, Charles J. Roesslein and Duy-Loan T. Le, each of whom is deemed to be an “independent director” as that term is defined by the Nasdaq listing standards, met 8 times during 2006. The charter of the Compensation Committee is available on NI’s website at http://www.ni.com/nati/corporategovernance/composition_charters.htm.

        The Compensation Committee seeks input from NI’s President and Chief Executive Officer, Dr. Truchard, when discussing the performance of, and compensation levels for executives other than himself. The Committee also works closely with Dr. Truchard and NI’s vice president of human resources and others as required in evaluating the financial, accounting, tax and retention implications of NI’s various compensation programs. The vice president of human resources regularly attends the meetings of the Compensation Committee and, at such meetings, provides advice on compensation matters to the Committee. The vice president of human resources also provides guidance to the Committee concerning compensation matters as it relates to NI’s executive officers. Neither Dr. Truchard nor the vice president of human resources nor any of NI’s other executives participates in deliberations relating to his own compensation.

        Under the terms of its charter, the Compensation Committee establishes the salary and bonus compensation of NI’s Chief Executive Officer and, evaluates the performance of NI’s executive officers, and establishes the salaries and cash bonus compensation of the executive officers based on recommendations of the Chief Executive Officer. The Compensation Committee also periodically examines NI’s compensation structure to evaluate whether NI is rewarding its officers and other personnel in a manner consistent with sound industry practices and makes recommendations on such matters to NI’s management and Board of Directors. The Compensation Committee also administers NI’s 2005 Incentive Plan, Employee Stock Purchase Plan and 1994 Amended and Restated Incentive Plan. The Board of Directors may by resolution prescribe additional authority and duties to the Compensation Committee.

        The Compensation Committee’s charter does not contain a provision providing for the delegation of its duties to other persons. The Compensation Committee has not delegated any of its authority.

        NI has not utilized compensation consultants in determining or recommending the amount or form of executive compensation. As discussed in the “Compensation Discussion and Analysis,” NI assembles peer group executive compensation data and compares its executive compensation levels with those of other technology companies that NI believes to be comparable in terms of market capitalization and annual revenue.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The members of the Compensation Committee are set forth in the “Corporate Governance — Compensation Committee” section. During the most recent fiscal year, no NI executive officer served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on NI’s Compensation Committee. During the most recent fiscal year, no NI executive officer served on the compensation committee (or equivalent) of another entity whose executive officer(s) served as a member of the NI Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        During 2006, NI had no related party transactions within the meaning of applicable SEC rules.

        Pursuant to its charter, the Audit Committee reviews policies relating to avoidance of conflicts of interest and past or proposed transactions between NI, members of the NI Board of Directors and NI management.

BOARD COMPENSATION

Determining Compensation for Non-Employee Directors in 2006

        The Board of Directors, upon the recommendation of the Nomination and Governance Committee, sets non-employee directors compensation with the goal of retaining NI’s directors. In developing its recommendations, the Nomination and Governance Committee considers director compensation at comparable publicly-traded companies and aims to structure director compensation in a manner that is transparent and easy for stockholders to understand.

        The compensation of non-employee directors for the fiscal year ended December 31, 2006 is described below in Director Compensation.

Director Compensation

For Fiscal Year Ended December 31, 2006

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
James J. Truchard (3)	—	—	—	—
Charles J. Roesslein	$51,650	$70,504	$35,394	$157,548
Jeffrey L. Kodosky (4)	—	—	—	—
Donald M. Carlton	49,500	70,504	35,394	155,398
Ben G. Streetman	51,650	70,504	35,394	157,548
R. Gary Daniels	51,650	70,504	35,394	157,548
Duy-Loan T. Le	43,500	70,504	35,394	149,398

(1)	The dollar value of the stock awards is the dollar amount recognized for financial statement reporting purposes with respect to the last fiscal year in accordance with FAS 123R and thus may include amounts from awards granted in and prior to 2006. These dollar amounts reflect NI’s accounting expense for these stock awards and may not correspond to the actual value that will be recognized by the directors. Beginning in 2005, NI began to utilize RSUs as its principal equity compensation incentive for employees, executives and directors. In each of 2005 and 2006, NI granted to its non-employee directors 5,001 RSUs which vest over a three year period with 1/3 of the RSUs vesting on each anniversary of the vesting commencement date, which is May 1 of each year. As of December 31, 2006, the aggregate number of stock awards held by each of Mr. Roesslein, Dr. Carlton, Dr. Streetman, Mr. Daniels, and Ms. Le consisted of 1,667 shares of vested common stock and 8,335 unvested RSUs.

(2)	The dollar value of the option awards is the dollar amount recognized for financial statement reporting purposes with respect to the last fiscal year in accordance with FAS 123R and thus may include amounts from awards granted in and prior to 2006. The dollar amounts reflect NI’s accounting expenses for these option awards and may not correspond to the actual value that will be recognized by the directors. For information on the valuation assumptions with respect to option grants made prior to 2006 which are included in the calculation, please refer to the assumptions for fiscal years ended December 31, 2003 and 2004 stated in Note 8: Stockholder’s equity to NI’s audited financial statements for the fiscal year ended December 31, 2005, included in NI’s Annual Report on Form 10-K filed with the SEC on February 24, 2006. Prior to 2005, the long-term equity incentive component of NI’s compensation program consisted solely of stock options. Each option granted in 2004 vests and becomes exercisable over a period of sixty (60) months from the date of grant and each option granted prior to 2004 vested and became exercisable over a period of thirty-six (36) months from the date of grant. As of December 31, 2006, the aggregate number of stock options held by each non-employee director is shown below:

	Vested as of December 31, 2006	Unvested as of December 31, 2006	Total
Charles J. Roesslein	42,666	4,834	47,500
Donald M. Carlton	64,291	4,834	69,125
Ben G. Streetman	55,416	4,834	60,250
R. Gary Daniels	20,166	4,834	25,000
Duy-Loan T. Le	27,666	4,834	32,500

        Neither Dr. Truchard nor Mr. Kodosky have ever been granted any stock options by NI.

(3)	As an employee director, Dr. Truchard does not receive any additional compensation for his service as a director. His employee compensation is included in the Summary Compensation Table.

(4)	As an employee director, Mr. Kodosky does not receive any additional compensation for his service as a director. Mr. Kodosky is a Business and Technology Fellow, but not a named executive officer, as such term is defined under Item 402(a)(3) of Regulation S-K. Pursuant to SEC rules, the compensation that a director receives for services as a Business and Technology Fellow does not need to be reported in the Director Compensation Table.

Discussion of Director Compensation

        In 2006, the annual compensation for NI’s non-employee directors was comprised of cash compensation in the form of an annual retainer and meeting and committee fees; and equity compensation in the form of RSUs. Each of these components is described below. An NI employee director does not receive any additional compensation for his service as a director.

        Annual Board/Committee Retainer Fees

        Non-employee directors are paid an annual cash retainer of $20,000 per year, with the Audit Committee Chair being paid an additional $5,000 annual retainer.

        Meeting Fees

        Non-employee directors also receive a fee of $1,500 for attending each Board meeting, $1,000 for each committee meeting attended in person and $150 for each Board or committee meeting attended telephonically. In addition, non-employee directors are paid $3,000 for attending overnight Board retreats.

        Non-Employee Director Reimbursement Practice

        Non-employee directors are reimbursed for travel and other out-of-pocket expenses connected to Board travel.

        Restricted Stock Unit Awards

        Under NI’s 2005 Incentive Plan, non-employee directors are eligible to receive discretionary RSU grants. In 2005 and 2006, each non-employee director received a grant of 5,001 RSUs. Prior to 2005, non-employee directors received stock option grants under NI’s Amended and Restated 1994 Incentive Plan. Non-employee directors may still exercise options previously granted to them.

EXECUTIVE OFFICERS

        The following sets forth information concerning the persons currently serving as executive officers of NI as of the Record Date, including information as to each executive officer’s age, position with NI and business experience. Officers of NI serve at the discretion of the Board and are appointed annually.

Name of Executive Officer	Age	Position
James J. Truchard	63	Chairman of the Board of Directors and President
Timothy R. Dehne	41	Senior Vice President, Research and Development
Peter Zogas, Jr.	46	Senior Vice President, Sales and Marketing
Alexander M. Davern	40	Chief Financial Officer; Senior Vice President, IT and Manufacturing Operations; and Treasurer
Mark A. Finger	49	Vice President, Human Resources
John M. Graff	42	Vice President, Marketing, Customer Operations and Investor Relations
Raymond C. Almgren	41	Vice President, Product Marketing and Academic Relations
David G. Hugley	43	Vice President and General Counsel; Secretary
Robert R. Porterfield	40	Vice President, Manufacturing

        See “Election of Directors” for additional information with respect to Dr. Truchard.

        Timothy R. Dehne joined NI in 1987 and currently serves as Senior Vice President, Research and Development. He previously served as NI’s Vice President, Engineering from November 1998 to December 2002; as Vice President, Marketing from January 1995 to October 1998; and as Vice President, Strategic Marketing from May 1994 to December 1994. His earlier positions with NI include Strategic Marketing Manager, GPIB Marketing Manager, GPIB Product Manager, and Applications Engineer. Mr. Dehne received his bachelor’s degree in Electrical Engineering from Rice University.

        Peter Zogas, Jr. joined NI in 1985 and currently serves as Senior Vice President, Sales and Marketing. He previously served as NI’s Vice President, Sales from July 1996 to December 2002. His earlier positions with NI include National Sales Manager, Business Development Manager, Regional Sales Manager, and Sales Engineer. Prior to joining NI, Mr. Zogas worked as an engineer at TI and, prior to that, at AT&T. Mr. Zogas received his bachelor’s degree in Electrical Engineering from Drexel University.

        Alexander M. Davern joined NI in February 1994 and currently serves as Chief Financial Officer; Senior Vice President, IT and Manufacturing Operations; and Treasurer. He previously served as NI’s Chief Financial Officer and Treasurer from December 1997 to December 2002; as Acting Chief Financial Officer and Treasurer from July 1997 to December 1997; and as Corporate Controller and International Controller. Prior to joining NI, Mr. Davern worked both in Europe and in the United States for the international accounting firm of Price Waterhouse, LLP. Mr. Davern received his bachelor’s degree in Business Administration and a diploma in professional accounting from University College in Dublin, Ireland. Mr. Davern is currently a director of SigmaTel, Inc., a publicly traded company.

        Mark A. Finger joined NI in August 1995 as Director of Human Resources and became Vice President, Human Resources in December 1996. Prior to joining NI, Mr. Finger was employed by Rosemount Inc. and Fisher Rosemount Systems Inc. (collectively, “Rosemount”) from 1981 to 1995 (both of which are process management companies). His positions held at Rosemount include Human Resources Manager, Staffing Manager, Senior Human Resources Representative, Compensation and Benefits Specialist, and Staffing Specialist. Mr. Finger received his bachelor’s degree in Marketing from St. Cloud University.

        John M. Graff joined NI in June 1987 and currently serves as Vice President, Marketing, Customer Operations and Investor Relations. He previously served as NI’s Vice President, Marketing from June 1999 to December 2002 and as Acting Vice President, Marketing from November 1998 to May 1999. His earlier positions with NI include Director, Corporate Marketing, Corporate Marketing Manager, Product Marketing Manager, and Applications Engineer. Mr. Graff received his bachelor’s degree in Electrical Engineering from UT Austin.

        Raymond C. Almgren joined NI in June 1987 and currently serves as Vice President, Product Marketing and Academic Relations. He previously served as NI’s Vice President, Product Strategy from September 2001 to December 2002. His earlier positions with NI include Director of Engineering, Director of Marketing, Product Manager, and Applications Engineer. Mr. Almgren received his bachelor’s degree in Electrical Engineering from UT Austin.

        David G. Hugley joined NI in 1991 as General Counsel, was appointed Secretary of NI in 1996, and became Vice President in January 2003. Mr. Hugley received his bachelor’s degree in Business Administration and JD from UT Austin and is a licensed attorney in Texas.

        Robert R. Porterfield joined NI in April 1993 and currently serves as Vice President, Manufacturing. His earlier positions with NI include Director of International Operations and Global Supply Chain, Director of International Operations and Global Planning, Planning Manager, Materials Manager and Warehousing Supervisor. Mr. Porterfield received his bachelor’s degree in Aerospace Engineering from Auburn University and a master’s degree in Business Administration from UT Austin.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Philosophy and Objectives

        NI’s philosophy towards compensation for its principal executive officer, principal financial officer, and the three most highly compensated executives other than the principal executive officer and the principal financial officer whose total compensation exceeded $100,000 (the “named executives”) and other executives reflect the following principles:

•	Total compensation opportunities should be competitive. NI believes that its total compensation programs should be competitive so that NI can attract, retain and motivate talented executives.

•	Total compensation should be related to NI’s performance. NI believes that a significant portion of its executives’ total compensation should be directly linked to achieving specified financial objectives that NI believes will create stockholder value.

•	Total compensation should be related to individual performance. NI believes that executives’ total compensation should reward individual performance achievements and encourage individual contributions to NI’s performance.

•	Equity awards help executives think like stockholders. NI believes that executives’ total compensation should have a significant equity component because stock based equity awards help reinforce the executives long-term interest in NI’s overall performance and thereby align the interests of the executive with the interests of NI’s stockholders.

•	NI’s overall amount of equity awards should be related to its revenue growth. NI believes that its use of equity awards must be sensitive to the dilutive impact that such equity compensation will have on its stockholders. As a result, NI’s overall amount of equity awards for each year is linked to its revenue growth in the prior year.

•	The same compensation programs should generally apply to both executive and non-executive employees whenever possible. NI values the contributions of all employees and, to the extent practicable, NI designs its compensation programs to apply to all employees. NI seeks to minimize the number of compensation programs that apply only to its executives and disfavors the use of executive perks.

Determining Executive Compensation

        In establishing NI’s overall program for executive compensation, the Compensation Committee of the Board of Directors (the “Compensation Committee”) works closely with NI’s senior management including its chief executive officer and vice president of human resources. However, NI’s executives do not participate in any Board or Compensation Committee deliberations relating to their own compensation.

        NI assembles peer group executive compensation data and compares its executive compensation levels with those of other technology companies that NI believes to be comparable in terms of market capitalization and annual revenue. NI utilizes survey data to help determine that the total compensation package for its executives is competitive to comparable companies. NI exercises judgment in allocating compensation among specific programs in view of its overall compensation philosophy, objectives and business results.

Elements of Executive Compensation

        The components of NI’s executive compensation are as follows:

•	Base salary;
•	Annual company cash performance bonus program;
•	Annual incentive program for executives;
•	RSU grants under the NI 2005 Incentive Plan;
•	Long term incentive plan for executives; and
•	Discretionary cash bonus program.

        In addition to the foregoing, NI’s Senior Vice President, Sales and Marketing, participates in a sales commission program based upon growth and profitability performance measures approved by the Compensation Committee.

        All of NI’s executive and non-executive employees who meet the relevant eligibility requirements may also participate in the following programs:

•	Employee stock purchase plan. This plan is a tax-qualified plan pursuant to which participants can purchase NI stock at a 15% discount to the market price. Under this plan, a participant can invest a maximum amount equal to 15% of base salary and commissions, provided that such amount cannot exceed $25,000 in any year.

•	A tax-qualified, employee-funded 401(k) plan. NI makes matching contributions under the plan in an amount equal to 50% of the amount of the employee’s contribution up to 6% of the employee’s base salary. The plan does not permit the purchase of shares of NI common stock.

•	Health and welfare benefits. Under this plan, the cost to NI is dependent on the level of benefits coverage an employee elects.

        NI seeks to reward shorter-term performance through base salary, its annual bonus programs and its discretionary bonus program. Longer-term performance is incentivized through RSU grants and NI’s long term incentive plan.

Base Salary

        NI’s goal is to provide its executives with competitive base salaries. NI uses independent survey data to help evaluate the reasonableness and competitiveness of its base salaries. NI determines base salary for each executive based on the level of job responsibilities, consideration of the prior performance of the executive and the company, the executive’s experience and tenure, consideration of the expected future contributions of the executive, and general compensation trends and practices in the technology industry, including pay levels and programs provided by comparable companies. In setting base salaries, NI does not utilize any particular formula but instead exercises judgment in view of its overall compensation philosophy and objectives. Individual base salaries are reviewed annually.

Annual Cash Bonus Programs

        NI rewards achievement of shorter term performance objectives through its cash bonus programs described below:

        Annual Company Cash Performance Bonus Program. NI maintains a cash performance bonus program under which substantially all regular full-time and part-time employees, including executives, participate (the “Annual Performance Bonus Program”). To receive the maximum payout under the plan, NI must achieve pre-determined goals for revenue growth and profitability. These goals, as provided in the plan, were 40% year over year organic revenue growth and 18% operating profit as a percent of revenue. The same goals apply to all participants in the plan including executive and non-executive employees. The amount of the Annual Performance Bonus Program is based on a bonus payment percentage multiplied by the eligible earnings of each participant. Eligible earnings include base salary, overtime pay and commissions but exclude bonuses, equity awards, relocation payments and previous cash performance bonus payments. For 2006, the bonus payment percentage for executives was determined by multiplying 40% by two variables: (x) NI’s actual organic revenue growth divided by the targeted level of revenue growth of 40% and (y) NI’s actual operating profit as a percentage of revenue multiplied by the target operating profit of 18%. The bonus payments percentage for non-executives was determined in the same manner except that the “multiplier” is 15% not 40%. As a special incentive for 2006, all employees were eligible to receive an additional 1% payout under the Annual Performance Bonus Program if NI achieves a targeted level of year over year revenue growth excluding growth from recent acquisitions. Expressed as a formula, the bonus calculation for executives is as follows:

Calendar Year Organic Revenue Growth	X	Calendar Year Operating Profit	X	.40	= Bonus Percentage
.40		.18

        For fiscal 2006, NI named executives received individual payments under the Annual Performance Bonus Program ranging between approximately $23,000 to $32,000. Amounts under the Annual Performance Bonus Program are made in two payments, one in the fourth quarter and the other upon the completion of the annual financial statement audit in the first quarter of the following year.

        Annual Incentive Program. NI maintains an annual incentive cash bonus program (the “AIP”) under which only executives and Business and Technology Fellows and Research and Development Fellows participate. Dr. Truchard, NI’s President and Chief Executive Officer, does not participate in the program. Under this program, payments are made based upon the achievement of individual performance criteria and NI business goals established by the NI Board. Program participants are designated by NI’s President and approved by the Compensation Committee. The participants under the AIP and the AIP goals are determined annually.

        The AIP is intended to increase stockholder value and promote NI’s success by providing incentive and reward for the accomplishment of key objectives by NI executives. Under the AIP, an executive is eligible to receive a maximum amount equal to 30% of base salary for Senior Vice Presidents (or, in case of the Senior Vice President of Sales and Marketing, salary plus targeted commission) and a maximum of 20% of base salary for Vice President, Business and Technology Fellows, and Research and Development Fellows. Payments are made based on whether the individual executive has achieved his or her specified objectives for the year. Each executive typically has 5 or 6 objectives that are targeted to reward achievements in the executive’s functional area or NI business goals. The objectives are presented and approved by NI’s President and then submitted for approval each year to the NI Board. The amount of the bonus which is allocated to each specific objective is approved each year by the Compensation Committee.

        Following the end of NI’s fiscal year, NI’s President reviews with each executive whether the objectives for such executive were met. Based on these reviews, the President makes recommendations to the Compensation Committee as to the amount (if any) to be paid to each AIP participant. The Compensation Committee reviews and considers these recommendations and approves the amount of the AIP payments. NI’s President and the Compensation Committee, acting together, have the discretion to pay all or a portion of an amount to an AIP participant even if such participant did not met a particular objective if the President and the Compensation Committee believe that such payment is appropriate to achieve the objectives of the program.

        For fiscal 2006, NI made cash bonus payments to named executives under the AIP ranging between approximately $28,000 to $69,000 per executive. The Compensation Committee’s exercise of discretion resulted in three named executives receiving compensation ranging from $5,000 to $16,500 that such named executives would not have received if the Compensation Committee had not exercised any discretion under the AIP.

        Discretionary Cash Bonus Program. NI maintains a discretionary cash performance bonus program under which all employees, including executives, are eligible to receive awards. NI’s President does not participate in the program. Under this program, awards are made in recognition of a special achievement by the employee. Awards under this program have historically been in the range of $50 to $2,000 per award and have averaged between $500 to $700. The purpose of this program is to award a specific accomplishment that is not covered by NI’s other compensation programs. The amount of the award for executives is determined by NI’s President and the amount of the award for non-executive employees is determined by the departmental supervisors.

        During 2006, three named executives received awards under this program of $2,000 each.

        Restricted Stock Unit (RSU) Awards

        Determining the Overall Level of Equity Compensation Awards. NI uses equity compensation to incentivize a large number of its employees. In 2006, 38% of all U.S. based regular, full-time professional employees received equity based compensation. NI’s use of stock based equity compensation for a large number of its employees is driven by NI’s goal of aligning the long-term interests of its employees with its overall performance and the interests of its stockholders. NI’s equity compensation program is also driven by NI’s desire to be sensitive to the dilutive impact that such equity compensation will have on its stockholders. As a result, NI’s overall level of equity awards for each year is linked to its revenue growth during the prior year. In this regard, the following table sets forth the relationship between the level of equity awards and NI’s year over year revenue growth for the past several years:

	Options				Restricted Stock Units
	2002	2003	2004	2005	2005	2006
Revenue Growth (prior year)	-6.10%	1.40%	9.00%	20.7%	20.7%	9.09% (1)
Shares underlying equity awards issued	476,093	675,207	1,262,599	244,725	813,305	693,805
% of Outstanding shares	0.6%	0.9%	1.6%	0.3%	1.0%	0.9%
Outstanding shares	76,612,000	78,269,000	78,946,000	79,276,000	79,276,000	79,884,000

(1)	The number used for revenue growth was adjusted down from 11.2% to reflect organic growth (growth without the effect of acquisition revenue).

        Allocation of Equity Compensation Awards. In 2006, NI granted a total of 681,805 RSUs to all employees which represented 0.9% of NI’s shares outstanding. Of such amount, a total of 35,000 RSUs were granted to NI named executives, representing 5.1% of all RSUs granted in 2006. RSUs granted to executives vest over a period of ten years, subject to acceleration based on NI’s performance.

        A set formula for allocating RSUs to executives as a group or to any particular executive is not utilized. Instead, NI exercises its judgment and discretion and considers, among other things, the role and responsibility of the executive, competitive factors, the amount of stock based equity compensation already held by the executive, the non-equity compensation received by the executive and the total number of RSUs to be granted to all participants during the year.

        In 2006, NI issued a total of 35,000 RSUs to its named executives. The number of RSUs granted to each named executive is set forth in the Grants of Plan-Based Awards Table. The value of such grants, as determined in accordance with FAS 123R for each individual named executive is set forth in the column Stock Awards in the Summary Compensation Table.

        Timing of Equity Awards. The Compensation Committee grants RSUs to executives and current employees once per year. Such grants are made at a meeting of the Compensation Committee held in the second quarter of the year. RSU grants to new employees are typically made eight times per year at Compensation Committee meetings. NI does not have any program, plan or practice to time RSU grants in coordination with the release of material non-public information. NI does not time, nor does NI plan to time, the release of material non-public information for the purposes of affecting the value of executive compensation. NI’s 2005 Incentive Plan provides that the value of RSU be the market closing price of NI stock on the date immediately prior to the grant date.

        Executive Equity Ownership. NI’s President and Chief Executive Officer, Dr. Truchard, is NI’s largest stockholder. NI encourages its executives to hold a significant equity interest in NI. However, NI does not have specific share retention and ownership guidelines for its executives. NI does not permit executives to sell short its stock. NI prohibits executives from holding NI stock in a margin account and prohibits the purchase or sale of exchange traded options on its stock by executives.

        Type of Equity Awards. Prior to 2005, the long-term equity incentive component of NI’s compensation program consisted solely of stock options. Beginning in 2005, NI began to utilize RSUs as its principal equity compensation incentive. Under the 2005 Incentive Plan, NI is permitted to issue RSUs and restricted stock but not stock options.

       Long Term Incentive Program

        In 2004, the Compensation Committee established the NI Long Term Incentive Program (“LTIP”) as a further means of motivating and rewarding executives to maximize stockholder value over the longer-term. Under the LTIP, there is a five year performance period beginning on January 1, 2004 and ending on December 31, 2008. Only participants who are still employed by NI on the day of the bonus payout are eligible to receive payments under the program.

        The incentive cash bonuses awarded under the LTIP are calculated by multiplying (i) the participant’s annualized salary (and, in the case of NI’s Senior Vice President, Sales and Marketing, targeted commissions) on the effective date of the participant’s participation in the program by (ii) a percentage (“Payout Factor”) determined by a payout matrix based upon the compound annual revenue growth rate (“CAGR”) and NI’s average operating profit during the performance period. The Compensation Committee constructed the payout matrix based upon the belief that if CAGR and operating profit over the performance period was less than 10% in each case, then no payments should be made from the LTIP. Upon the achievement of 10% CAGR and 10% operating profit over the performance period, LTIP participants earn a cash bonus equal to approximately 28% of the participant’s annualized salary on the effective date of the participant’s participation in the program. The payout matrix was structured so that with incrementally higher CAGR or operating profit results over the performance period, the Payout Factor increases incrementally up to a maximum of 333% of the participant’s annualized salary (and targeted commissions, as applicable) upon achieving a threshold of 40% CAGR and 20% operating profit. The payout matrix is targeted so that 18% operating profit over the performance period combined with 20% CAGR, 30% CAGR and 40% CAGR would yield a payout of 1X base salary, 2.0X salary and 3.0X base salary, respectively.

        As soon as practicable following the performance period, the Compensation Committee will compile the CAGR and operating profit data for the performance period. The CAGR and operating profit for the performance period will initially be determined according to generally acceptable accounting principles. However, the Compensation Committee has the discretion to make adjustments to the CAGR and operating profit calculation as it deems appropriate. Such adjustments may exclude patent litigation or other extraordinary charges when determining operating profit and include/exclude incremental revenue growth during the performance period attributable to acquisitions or mergers. As a general guideline, the Compensation Committee is inclined to exclude from the CAGR calculation revenue growth during the performance period resulting from an acquisition or merger exceeding 1% of the previous year’s revenue.

        Because the amount of an executive’s LTIP cash bonus is dependent upon the satisfaction of CAGR and operating profit over a five-year period, the exact amount of the payout (if any) to an executive under the program cannot be determined at this time. However, the maximum amounts that may be earned by the named executives under the LTIP range from approximately $649,000 to $799,000.

Performance Based Compensation and Financial Restatement

        To date, NI has not experienced a financial restatement and has not considered or implemented a policy regarding retroactive adjustments to any cash or equity based incentive compensation paid to its executives and other employees where such payments were predicated upon the achievement of certain financial results that would subsequently be the subject of a restatement.

Change of Control Considerations

        All NI executives are employed at will and do not have employment agreements, severance payment arrangements or payment arrangements that would be trigged by a merger or other change of control of NI. However, NI’s Amended and Restated 1994 Incentive Plan and 2005 Incentive Plan provide that in the event of a change of control of NI, all unvested RSUs and stock options held by executive and non-executive employees shall immediately vest in full.

Effect of Accounting and Tax Treatment on Compensation Decisions

        In the review and establishment of NI’s compensation programs, NI considers the anticipated accounting and tax implications to NI and its executives. In this regard, in 2005, the NI Board of Directors and Compensation Committee determined to change NI’s equity compensation program from the use of stock options to the use of RSUs in response to changes in the accounting treatment of equity awards under FAS 123R. While NI considers the applicable accounting and tax treatment, these factors alone are not dispositive, and NI also considers the cash and non-cash impact of the programs and whether a program is consistent with NI’s overall compensation philosophy and objectives.

        Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes a limit on the amount of compensation that NI may deduct in any one year with respect to its chief executive officer and each of the next four most highly compensated executive officers, unless certain criteria are satisfied. Performance-based compensation, as defined in the Code, is fully deductible if the programs are approved by stockholders and meet other requirements. NI believes that grants of equity awards under its 2005 Incentive Plan qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting NI to receive a federal income tax deduction in connection with such awards. In general, NI has determined that it will not seek to limit executive compensation so that it is deductible under Section 162(m). However, from time to time, NI monitors whether it might be in its interests to structure its compensation programs to satisfy the requirements of Section 162(m). NI seeks to maintain flexibility in compensating its executives in a manner designed to promote its corporate goals and therefore the Compensation Committee has not adopted a policy requiring all compensation to be deductible. The Compensation Committee will continue to assess the impact of Section 162(m) on NI’s compensation practices and determine what further action, if any, is appropriate.

Role of Executives in Executive Compensation Decisions

        The Compensation Committee seeks input from NI’s President and Chief Executive Officer, Dr. Truchard, when discussing the performance of, and compensation levels for executives other than himself. The Compensation Committee also works closely with Dr. Truchard and with NI’s vice president of human resources and others, as required, in evaluating the financial, accounting, tax and retention implications of its various compensation programs. Neither Dr. Truchard nor any of NI’s other executives participates in deliberations relating to his own compensation.

        Summary Compensation Table. The following table shows the total compensation paid by NI during the year ended December 31, 2006 to its named executives:

Summary Compensation Table
For Fiscal Year Ended December 31, 2006

Name and Principal Position	Year	Salary ($)		Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($) (4)	Total ($)
James J. Truchard Chairman of the Board and President (5)	2006	$ 200,000		—	—	—	$ 22,720	(6)	$ 6,240	$ 228,960
Alexander M. Davern Chief Financial Officer; Senior Vice President, IT and Manufacturing Operations; Treasurer	2006	278,750		—	$ 81,102	$ 150,317	100,141	(7)	7,269	617,579
Timothy R. Dehne Senior Vice President, Research and Development	2006	264,750		$ 2,000	81,102	95,232	81,080	(8)	7,800	531,964
Peter Zogas, Jr. Senior Vice President, Sales and Marketing	2006	269,349	(9)	2,000	81,102	96,963	60,238	(10)	7,800	509,652
John M. Graff Vice President, Marketing, Customer Operations and Investor Relations	2006	227,500		2,000	40,551	77,479	54,251	(11)	7,158	408,939

(1)	These amounts reflect cash payments under NI’s discretionary cash bonus program. See “Compensation Discussion and Analysis” for a description of this program.

(2)	The dollar value of the stock awards is the dollar amount recognized for financial statement reporting purposes with respect to the last fiscal year in accordance with FAS 123R and thus may include amounts from awards granted in and prior to 2006. These dollar amounts reflect NI’s accounting expense for these stock awards and may not correspond to the actual value that will be recognized by the named executives.

(3)	The dollar value of the option awards is the dollar amount recognized for financial statement reporting purposes with respect to the last fiscal year in accordance with FAS 123R and thus may include amounts from awards granted in and prior to 2006. These dollar amounts reflect NI’s accounting expense for these option awards and may not correspond to the actual value that will be recognized by the named executives. For information on the valuation assumptions with respect to option grants made prior to 2006 which are included in the calculation, please refer to the assumptions for (i) fiscal years ended December 31, 2003 and 2004 stated in Note 8: Stockholder’s equity to NI’s audited financial statements for the fiscal year ended December 31, 2005, included in NI’s Annual Report on Form 10-K filed with the SEC on February 24, 2006 (ii) fiscal years ended December 31, 2000, 2001 and 2002 stated in Note 7: Stockholders’ equity to NI’s audited financial statements for the fiscal year ended December 31, 2002, included in NI’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on January 28, 2003 and (iii) fiscal years ended December 31, 1998 and 1999 stated in Note 9: Stockholders’ equity to NI’s audited financial statements for the fiscal year ended December 31, 1999, included in NI’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 9, 2000.

(4)	Represents NI contributions to the 401(k) Plan on behalf of the named executives and the full dollar value of premiums paid by NI for term life insurance on behalf of the named executives for 2006 in the amounts shown below:

Named Executive Officer	NI Contributions to 401(k) Plan ($)	Term Life Insurance Premium Paid by NI for Benefit of the Insured	Total ($)
James J. Truchard	$ 6,000	$ 240	$ 6,240
Alexander M. Davern	6,969	300	7,269
Timothy R. Dehne	7,500	300	7,800
Peter Zogas, Jr	7,500	300	7,800
John M. Graff	6,885	273	5,274

Other than the foregoing, for 2006, NI did not provide its named executives with any form of compensation that would be reportable under Item 402(k)(2)(vii) of Regulation S-K. NI does not pay or accrue cash dividends on unvested RSUs.

(5)	As an employee director, Dr. Truchard does not receive any additional compensation for his service as a director.

(6)	Represents payments under the NI Annual Performance Bonus Program for 2006. Dr. Truchard did not participate in the 2006 Annual Incentive Program

(7)	Represents payments of $31,666 under the NI Annual Performance Bonus Program for 2006 and a payment of $68,475 under the NI 2006 Annual Incentive Plan.

(8)	Represents payments of $30,076 under the NI Annual Performance Bonus Program for 2006 and a payment of $51,004 under the NI 2006 Annual Incentive Plan.

(9)	Includes $54,599 in sales commission program payments.

(10)	Represents payments of $30,598 under the NI Annual Performance Bonus Program for 2006 and a payment of $29,640 under the NI 2006 Annual Incentive Plan.

(11)	Represents payments of $25,844 under the NI Annual Performance Bonus Program for 2006 and a payment of $28,407 under the NI 2006 Annual Incentive Plan.

Grants of Plan-Based Awards

For Fiscal Year Ended December 31, 2006

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of	Full Grant Date Fair Value of
Name	Grant Date(2)	Threshold ($)(3)	Target($)(4)	Maximum($)(5)	Shares of Stock or Units (#)(6)	Stock and Option Awards ($) (7)
James J. Truchard (8)
Annual Performance Bonus Program		—	$ 22,720	—	—	—
Alexander M. Davern
Annual Incentive Program		—	68,475	$ 82,500	—
Annual Performance Bonus Program		—	31,666	—
2005 Incentive Plan	4/19/06				10,000	$ 333,500
Timothy R. Dehne
Annual Incentive Program		—	51,004	78,600	—
Annual Performance Bonus Program		—	30,076	—
2005 Incentive Plan	4/19/06				10,000	333,500
Peter Zogas, Jr.
Annual Incentive Program		—	29,640	78,000	—
Annual Performance Bonus Program		—	30,598	—
2005 Incentive Plan	4/19/06				10,000	333,500
John M. Graff
Annual Incentive Program		—	28,407	45,000	—
Annual Performance Bonus Program		—	25,844	—
2005 Incentive Plan	4/19/06				5,000	166,750

(1)	Amounts earned by named executives who are participants in the NI 2006 Annual Incentive Program and the NI Annual Performance Bonus Program are included in the column entitled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table and specifically identified and quantified for each participant in the footnotes to such table. Amounts set forth in the Grants of Plan-Based Awards Table under the heading “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” reflect payments that have already been made to the applicable named executives for 2006 and are not in addition to the amounts reflected in the Summary Compensation Table.

(2)	In accordance with Item 402(d)(2)(ii) of Regulation S-K, only grant dates for equity-based awards are reported in this table.

(3)	Neither the NI 2006 Annual Incentive Program nor the NI Annual Performance Bonus Program set a threshold amount. See “Compensation Discussion and Analysis” for a description of these programs.

(4)	Neither the NI 2006 Annual Incentive Program nor the NI Annual Performance Bonus set a target amount. See “Compensation Discussion and Analysis” for a further description of these programs. In accordance with Instruction 2 to Item 402(d) of Regulation S-K, the amounts included under the “Target” column represent the amounts earned in the fiscal year ended December 31, 2006 by the named executive under the NI 2006 Annual Incentive Program or the NI Annual Performance Bonus Program, as applicable.

(5)	NI’s Annual Performance Bonus Program does not set maximum amounts. See “Compensation Discussion and Analysis” for a further description of this program. The maximum amounts under the NI 2006 Annual Incentive Program for each of Messrs. Davern, Dehne and Zogas were determined by multiplying 0.30 by their respective base salaries of $275,000, $262,000, and $260,000 and, for Mr. Graff, was determined by multiplying 0.20 and his base salary of $225,000. See “Compensation Discussion and Analysis” for a further description of the NI 2006 Annual Incentive Program.

(6)	The RSU grants to the named executives vest as to 1/10th of the RSU’s on each anniversary of the vesting commencement date, which was May 1, 2006, subject to acceleration of vesting in the event that NI achieves certain financial performance goals. The maximum amount of vesting acceleration is an additional 10% of the award per year. The number of RSUs that can have vesting acceleration each year is determined based upon the extent to which NI attains 40% year over year revenue growth and 18% operating profit as a percent of revenue. Specifically, if NI achieves 40% year over year revenue growth and 18% operating profit as a percent of revenue, then 10% of total number of RSUs subject to the award shall accelerate. The earliest an award may fully vest is in five years. The RSUs have a term of ten years.

(7)	This column shows the full grant date fair value of RSUs under SFAS 123R granted to the named executives. For RSUs, fair value is calculated using the closing price of NI’s common stock on the day before the date of grant, which was $33.35.

(8)	Dr. Truchard does not participate in the 2006 Annual Incentive Program and does not receive grants of RSUs under the 2005 Incentive Plan.

Summary Compensation Table and Grants of Plan-Based Awards Table Discussion

        The level of salary and bonus in proportion to total compensation ranged from approximately 45% to 56% for each of the named executives except for Dr. Truchard. Since Dr. Truchard does not receive RSU awards, his salary and bonus represented approximately 87% of his total compensation.

        All NI employees, including executives, are employed at will and do not have employment agreements, severance payment arrangements or payment arrangements that would be trigged by a merger or other change of control of NI. However, NI’s 2005 Incentive Plan and Amended and Restated 1994 Incentive Plan provide that in the event of a change of control of NI, all unvested RSUs and stock options held by executive and non-executive employees shall immediately vest in full.

        NI has not repriced any stock options or made any material modifications to any equity-based awards to its executive officers.

Outstanding Equity Awards at Fiscal 2006 Year-End

	Option Awards				Stock Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Unites That Have Not Vested ($)(3)
James J. Truchard	—	—	—	—	—	—
Alexander M. Davern	78	—	$9.6297	03/19/2007
	24,750	—	15.3055	03/19/2008
	31,297	1,528	12.2222	03/24/2009
	90,551	21,949	32.0833	03/22/2010
	9,657	5,343	21.0417	03/21/2011
	5,202	6,798	20.1200	04/16/2013
	6,574	13,426	29.8500	03/24/2014
					27,661	$753,486
Timothy R. Dehne	16,674	—	15.3055	03/19/2008
	6,868	407	12.2222	03/24/2009
	24,147	5,853	32.0833	03/22/2010
	9,657	5,343	21.0417	03/21/2011
	5,202	6,798	20.1200	04/16/2013
	6,574	13,426	29.8500	03/24/2014
					27,661	753,486
Peter Zogas, Jr.	38,137	—	9.6297	03/19/2007
	25,875	—	15.3055	03/19/2008
	8,593	407	12.2222	03/24/2009
	24,147	5,853	32.0833	03/22/2010
	9,657	5,343	21.0417	03/21/2011
	5,202	6,798	20.1200	04/16/2013
	6,574	13,426	29.8500	03/24/2014
					27,661	753,486
John M. Graff	10,072	—	9.6297	03/19/2007
	17,827	—	15.3055	03/19/2008
	6,718	407	12.2222	03/24/2009
	24,147	5,853	32.0833	03/22/2010
	9,657	5,343	21.0417	03/21/2011
	3,249	4,251	20.1200	04/16/2013
	3,287	6,713	29.8500	3/24/2014
					13,830	376,729

(1)	These options were granted under the Amended and Restated 1994 Incentive Plan, which terminated in May 2005 except with respect to outstanding awards. These options vest as to 1/120 of the award on each monthly anniversary of the vesting commencement date, subject to acceleration based upon NI’s financial performance. The maximum amount of vesting acceleration is an additional 10% of the award per year. The earliest an award may fully vest is in five years. The vesting commencement date for these awards are set forth in the table below.

Named Executive Officer	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Option Exercise Price ($)	Vesting Commencement Date
Alexander M. Davern	78	—	$ 9.6297	3/19/1997
	24,750	—	15.3055	3/19/1998
	31,297	1,528	12.2222	3/24/1999
	90,551	21,949	32.0833	3/22/2000
	9,657	5,343	21.0417	3/21/2001
	5,202	6,798	20.1200	4/16/2003
	6,574	13,426	29.8500	3/24/2004
Timothy R. Dehne	16,674	—	15.3055	3/19/1998
	6,868	407	12.2222	3/24/1999
	24,147	5,853	32.0833	3/22/2000
	9,657	5,343	21.0417	3/21/2001
	5,202	6,798	20.1200	4/16/2003
	6,574	13,426	29.8500	3/24/2004
Peter Zogas, Jr.	38,137	—	9.6297	3/19/1997
	25,875	—	15.3055	3/19/1998
	8,593	407	12.2222	3/24/1999
	24,147	5,853	32.0833	3/22/2000
	9,657	5,343	21.0417	3/21/2001
	5,202	6,798	20.1200	4/16/2003
	6,574	13,426	29.8500	3/24/2004
John M. Graff	10,072	—	9.6297	3/19/1997
	17,827	—	15.3055	3/19/1998
	6,718	407	12.2222	3/24/1999
	24,147	5,853	32.0833	3/22/2000
	9,657	5,343	21.0417	3/21/2001
	3,249	4,251	20.1200	4/16/2003
	3,287	6,713	29.8500	3/24/2004

(2)	These RSU awards were made under the 2005 Incentive Plan and vest as to 1/10th of the RSU’s on each anniversary of the vesting commencement date, subject to acceleration of vesting in the event that NI achieves certain financial performance goals. The maximum amount of vesting acceleration is an additional 10% of the award per year. The number of RSUs that can have vesting acceleration each year is determined based upon the extent to which NI attains 40% year over year revenue growth and 18% operating profit as a percent of revenue. Specifically, if NI achieves 40% year over year revenue growth and 18% operating profit as a percent of revenue, then 10% of total number of RSUs subject to the award shall accelerate. The earliest an award may fully vest is in five years. The RSUs have a term of ten years. The vesting commencement dates for these awards are set forth in the table below.

Named Executive Officer	Number of Shares or Units of Stock That Have Not Vested (#)	Grant Date	Vesting Commencement Date
Alexander M. Davern	10,000	4/19/2006	5/1/2006
	17,661	5/10/2005	5/1/2005
Timothy R. Dehne	10,000	4/19/2006	5/1/2006
	17,661	5/10/2005	5/1/2005
Peter Zogas, Jr	10,000	4/19/2006	5/1/2006
	17,661	5/10/2005	5/1/2005
John M. Graff	5,000	4/19/2006	5/1/2006
	8,830	5/10/2005	5/1/2005

(3)	Amounts shown are valued at the closing price of NI’s Common Stock on December 29, 2006 of $27.24.

Option Exercises and Stock Vested
For Fiscal Year Ended December 31, 2006

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
James J. Truchard	—	—	—	—
Alexander M. Davern	—	—	2,339	$ 72,041
Timothy R. Dehne	35,558	$ 663,267	2,339	72,041
Peter Zogas, Jr	—	—	2,339	72,041
John M. Graff	41,447	943,284	1,170	36,036

(1)	These amounts equal the difference between the market price of the underlying securities at exercise and the exercise price of the options.

(2)	Based on the closing price of NI Common Stock on May 1, 2006, the vesting date, of $30.80 per share.

Pension Benefits and Nonqualified Deferred Compensation

        NI does not have any pension plans, non-qualified defined contribution plans or non-qualified deferred compensation plans.

Potential Payments Upon Termination or Change of Control

        All NI employees, including executives, are employed at will and do not have employment agreements, severance payment arrangements or payment arrangements that would be trigged by a merger or other change of control of NI. However, NI’s 1994 Incentive Plan and 2005 Incentive Plan provide that in the event of a change of control of NI, all unvested RSUs and stock options held by executive and non-executive employees shall immediately vest in full.

COMPENSATION COMMITTEE REPORT*

        The Compensation Committee of NI has reviewed and discussed the Compensation Discussion and Analysis required by Regulation S-K Item 402(b) (the “CD&A”) with management and based upon such review and discussion, the Compensation Committee recommended to the Board of Directors that the CD&A be included in NI’s Proxy Statement.

Respectfully Submitted,
R. Gary Daniels Ben G. Streetman Charles J. Roesslein Duy-Loan T. Le

        * The foregoing Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other NI filing under the Securities Act or the Exchange Act, except to the extent that NI specifically incorporates this Compensation Committee Report by express reference therein.

PROPOSAL TWO:

APPROVAL OF AMENDMENT TO 1994 EMPLOYEE STOCK PURCHASE PLAN

        NI is asking its stockholders to approve a proposed amendment to the company’s 1994 Employee Stock Purchase Plan (the “ESPP”) to increase the number of shares of common stock reserved for issuance thereunder by 3,000,000 shares. Since the adoption of the ESPP in May 1994 and prior to the proposed amendment, a total of 5,467,500 shares of common stock have been reserved for issuance under the ESPP. As of the Record Date, 687,805 shares remained available for future issuance under the ESPP. In March 2007, the Board of Directors approved the addition of 3,000,000 shares to the ESPP, subject to approval by the stockholders.

        The ESPP is intended to promote the best interests of NI and its stockholders by providing eligible employees with the opportunity to become stockholders by purchasing NI common stock through payroll deductions. NI’s Board of Directors believes that the ESPP encourages employees to remain employed with NI and aligns the collective interests of NI’s employees with those of NI’s stockholders. NI’s continued success depends upon its ability to attract and retain talented employees. Equity incentives are necessary for NI to remain competitive in the marketplace to qualified personnel, and an employee stock purchase plan is a key element of NI’s equity incentive package.

        Based on the number of shares issued under the ESPP during recent offering periods, the Board of Directors believes that the shares remaining in the ESPP are insufficient to meet the estimated participation levels for upcoming offering periods unless more shares are added to the ESPP. Also, it is critical that the ESPP have sufficient shares at the start of each three-month period to meet the purchase requirements of the entire three-month period in order to avoid potential adverse accounting consequences and allow the ESPP program to continue uninterrupted.

        The following summary of the principal terms of the ESPP is qualified in its entirety by reference to the full text of the plan which is attached hereto as Appendix A.

        Purpose. The purpose of the ESPP is to provide a method whereby employees of NI and certain of its subsidiary corporations will have an opportunity to acquire a proprietary interest in NI through the purchase of shares of NI common stock.

        General. The ESPP, which is qualified under Section 423 of Code, is implemented by successive three-month offering periods. The ESPP operates by eligible employees electing to have a portion of their regular compensation deducted from each paycheck. The payroll deductions are accumulated over a period of approximately three-months known as an “offering period.” On the first business day after the end of each offering period, accumulated payroll deductions are automatically used to purchase shares of NI’s common stock. The purchase price for the shares is equal to the lower of (a) 85% of the fair market value of the common stock on the date of commencement of the three-month offering period or (b) 85% of the fair market value of the common stock on the last day of the offering period. The ESPP is described in more detail below. The fair market value of the common stock on a given date will be determined by the Administrator (as defined below) in a manner consistent with the ESPP and the Code. The closing price per share of NI common stock on the March 12, 2007 was $26.76.

        Administration. The ESPP may be administered by the Board of Directors or a committee of the Board of Directors. The ESPP is presently being administered by the Compensation Committee. The term “Administrator” means whichever of the Board or the Compensation Committee is then administering the ESPP. All questions of interpretation of the ESPP are determined by the Administrator, whose decisions are final and binding upon all participants.

        Eligibility. Employees are eligible to participate in the ESPP if they are regular employees of NI or a designated subsidiary, as defined below, scheduled to work at least twenty (20) hours per week (unless otherwise required by local law), have been an employee for at least one day prior to an offering period and are not scheduled to work less than five (5) months in a calendar year (unless otherwise required by local law). A “designated subsidiary” is a subsidiary which has been designated from time to time by the Administrator as eligible to participate in the ESPP. As of January 31, 2007, the closing date of the last offering period, 2,798 employees were eligible to participate in the ESPP, and 1,863 of these employees were participants.

        Payment of Purchase Price; Payroll Deductions. The purchase price of the shares is accumulated by payroll deductions during the offering period. The deductions may not exceed 15% of a participant’s eligible compensation, which is defined in the ESPP to include the regular straight-time earnings of the participant (plus such employee’s sales commissions, if applicable), but exclusive of any payments for overtime, bonuses, special payments, other incentive compensation and any automobile or expense allowable or reimbursement.

        A participant may discontinue his or her participation in the ESPP at any time during the offering period. Payroll deductions commence on the first payday following the offering date, and continue at the same rate until the end of the offering period unless a participant withdraws from participation in the ESPP.

        Changes in Participation Levels. A participant’s level of payroll deduction with respect to an offering period is initially set by the participant completing, signing and submitting a subscription agreement specifying the rate of payroll deduction up to 15% of the employee’s gross earnings. A subscription agreement shall remain in effect for successive offering periods unless (i) a new subscription agreement is completed, signed and submitted during the enrollment period for a future offering period or (ii) a participant withdraws from participation in the ESPP. Unless the Administrator determines otherwise, a participant’s payroll deduction level may not be changed for a particular offering period once that offering period has commenced. The level can be changed for future offering periods by completing, signing and submitting a new subscription agreement during the enrollment period for the first such future offering period for which the revised payroll deduction rate is intended to apply.

        Purchase of Stock; Exercise of Option. The maximum number of shares placed under option for a participant in an offering period is equal to the number determined by dividing the amount of the participant’s total payroll deductions to be accumulated during the offering period by the purchase price per share, as determined in the manner described above. Unless a participant withdraws from the ESPP, such participant’s option for the purchase of shares will be exercised automatically at the end of the offering period for up to the maximum number of shares, as described below, at the purchase price.

        Notwithstanding the foregoing, no participant will be permitted to subscribe for shares under the ESPP if immediately after the grant of the option, such participant would own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of NI, nor shall any participant be granted an option which would permit the employee to buy more than $25,000 worth of common stock (based on the fair market value of the common stock at the time the right is granted) in any calendar year pursuant to the ESPP.

        Withdrawal. A participant’s interest in a given offering may be terminated in whole, but not in part, by signing and delivering to NI a notice of withdrawal from the ESPP. Such withdrawal may be elected at any time prior to the end of the applicable offering period. Any withdrawal by the participant of accumulated payroll deductions for a given offering automatically terminates the participant’s interest in that offering. In addition, the failure to remain in the continuous employment of NI or a designated subsidiary for at least (20) hours per week during an offering period will be deemed to be a withdrawal from that offering. However, if a participant continues to be employed by a subsidiary of NI following termination of employment with NI or a designated subsidiary such participant will not be deemed to have withdrawn, although the participant will not be allowed to continue making contributions during the applicable offering period or be eligible to participate in the ESPP in any subsequent offering period unless the applicable subsidiary is a designated subsidiary. Any participant who terminates his or her participation in the ESPP will not be allowed to participate in the ESPP for the following offering period.

        Termination of Employment. Upon a termination of a participant’s employment with NI or designated subsidiary for any reason, including retirement or death, or a continuation of a leave of absence for a period beyond three (3) months or, if applicable, such later day as of which such person’s reemployment is guaranteed by contract or statute and referred to as the “guaranteed reemployment date,” such participant’s in the ESPP will terminate and all funds accumulated in the participant’s account will be returned to him or her or, in the case of death, to the person or persons entitled to such funds.

        Adjustment Upon Changes in Capitalization. In the event any change is made in NI’s capitalization, such as a stock split or stock dividend, which results in an increase or decrease in the number of outstanding shares of common stock, appropriate adjustments will be made by the Administrator to the number of shares subject to purchase under the ESPP and in the purchase price per share.

        Amendment and Termination of the Plan. The Board may at any time amend or terminate the ESPP, except that no such amendment or termination shall affect options previously granted if it would adversely affect the rights of any participant. In addition, no amendment may be made to the ESPP without the prior approval of the stockholders of NI if such amendment would increase or decrease the number of shares reserved under the ESPP, materially modify the eligibility requirements of the ESPP or materially increase the benefits which may accrue under the ESPP.

        Federal Tax Information for ESPP.   Since our stockholders have approved the ESPP, the ESPP, and the right of participants to make purchases thereunder, qualify for treatment under the provisions of Internal Revenue Code Sections 421 and 423. Under these provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the date of the option grant and more than one year from the applicable purchase date, then the participant generally will recognize ordinary income measured as the lesser of

•	the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or

•	an amount equal to 15% of the fair market value of the shares as of the date of the option grant. Any additional gain should be treated as long-term capital gain.

        If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period.

        NI is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent ordinary income is recognized by a participant upon a sale or disposition of shares prior to the expiration of the holding period(s) described above. In all other cases, no deduction is allowed to NI.

        The foregoing discussion is not intended to cover all tax consequences of participation in the ESPP. The tax consequences outlined above apply only with respect to an employee whose income is subject to United States federal income tax during the period beginning with the grant of an option and ending with the disposition of the common stock acquired through the exercise of the option. Different or additional rules may apply to individuals who are subject to income tax in a foreign jurisdiction and/or are subject to state/local income tax in the United States.

        ESPP Benefits. Participation in the ESPP is voluntary. Because benefits under the ESPP depend on eligible employees’ elections to participate and the fair market value of NI common stock on various future dates, NI is unable to predict the amount of benefits that will be received by or allocated to any particular participant under the ESPP. The following table sets forth the dollar amount and the number of shares purchased under the ESPP during the last fiscal year to (i) each of NI’s named executives, (ii) all executive officers as a group, (iii) all non-employee directors as a group and (iv) all employees other than executive officers as a group.

ESPP BENEFITS TABLE

Named Executive Officer	Number of Shares	Value of Shares (1)
James J. Truchard (2)	—	—
Alexander Davern	685	$ 19,984.92
Timothy Dehne	631	19,519.01
Peter Zogas	924	28,923.36
John Graff	904	27,971.59
All executive officers as a group	7,504	231,776.02
All non-employee directors as a group (3)	—	—
All employees other than executive officers	532,037	16,437,007.50

(1)	The dollar value of shares purchased under the ESPP was computed by multiplying the number of shares purchased times the market price of the common stock on the purchase date. In accordance wit h the terms of the ESPP, the shares of common stock were purchased at a price equal to 85% of the lesser of the fair market value of the common stock on the first day of the Offering Period or the last day of the Purchase Period. The purchases set forth in the above table complied with the $25,000 limitation under the ESPP as such limit is based on the fair market value of the common stock at the time the right to purchase is granted.

(2)	In accordance with the terms of the ESPP, Dr. Truchard is not permitted to subscribe for shares under the ESPP because he owns 5% or more of the total combined voting power or value of all classes of stock of NI.

(3)	Non-employee directors are not eligible to participate in the ESPP.

        NI’s executive officers have an interest in this proposal as they may purchase shares under the ESPP.

Vote Required; Recommendation of Board of Directors

        The affirmative vote of a majority of the votes cast on the proposal will be required to approve this amendment of the ESPP. The Board of Directors has not determined what action it will take if the proposal is not approved by the stockholders.

        The Board of Directors recommends that stockholders vote FOR Proposal Two. Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise in their proxies.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires NI’s officers and directors, and persons who own more than 10% of a registered class of NI’s equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish NI with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, NI believes that, during the fiscal year ended December 31, 2006, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were satisfied except that each of Raymond C. Almgren, Alexander M. Davern, Timothy R. Dehne, Mark A. Finger, John M. Graff, David G. Hugley, Robert R. Porterfield, and Peter Zogas, Jr. filed one late Form 4 with respect to one transaction.

EQUITY COMPENSATION PLANS INFORMATION

        The number of shares issuable upon exercise of outstanding options and restricted stock units granted to employees and non-employee directors, as well as the number of shares remaining available for future issuance, under NI’s equity compensation plans as of December 31, 2006 are summarized in the following table:

Plan category	Number of shares to be issued upon exercise of outstanding options or restricted stock units	Weighted-average exercise price of outstanding options	Number of shares remaining for future issuance under equity compensation plans
Equity compensation plans approved by stockholders	8,239,606 (1)	$22.4883	4,627,415 (2)
Equity compensation plans not approved by stockholders	—	—	—
Total	8,239,606	$22.4883	4,627,415

(1)	Includes 6,914,673 shares to be issued upon exercise of outstanding options and 1,324,933 shares to be issued upon vesting of outstanding restricted stock units.

(2)	Includes 3,804,106 shares available for future issuance under NI’s 2005 Incentive Plan and 823,309 shares available for future issuance under NI’s Employee Stock Purchase Plan.

REPORT OF THE AUDIT COMMITTEE*

        The Audit Committee is composed of four independent directors and operates under a written charter adopted by the Board of Directors. The members of the Audit Committee are Donald M. Carlton, Chairman, Ben G. Streetman, R. Gary Daniels and Charles J. Roesslein. All members of the Audit Committee meet the independence standards of Rule 4200(a)(15) of the Nasdaq listing standards.

        Management is responsible for National Instruments’ internal controls and the financial reporting process. National Instruments’ independent registered public accounting firm is responsible for performing an independent audit of National Instruments’ consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and for issuing opinions on the conformity of those audited financial statements with U.S. generally accepted accounting principles, the effectiveness of NI’s internal control over financial reporting and managements’ assessment of internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

        The Audit Committee schedules its meetings and conference calls with a view to ensuring it devotes appropriate attention to all of its tasks. The Audit Committee met 9 times during fiscal 2006 to carry out its responsibilities. The Audit Committee regularly meets privately with NI’s independent registered public accounting firm, internal audit personnel, and management, each of whom has unrestricted access to the Audit Committee. The Audit Committee evaluated the performance of the items enumerated in the Audit Committee Charter.

        As part of its oversight of NI’s financial statements, the Audit Committee reviewed and discussed with both management and the independent registered public accounting firm NI’s quarterly and audited fiscal year financial statements, including a review of National Instruments’ Annual Report on Form 10-K. The Audit Committee also reviewed and approved the independent registered public accounting firm’s work plan, audit fees, and all non-audit services performed by the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm any matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

        The Audit Committee has also received the written disclosures from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has discussed the independence of Ernst & Young LLP with that firm. The Audit Committee has implemented a procedure to monitor the independence of NI’s independent registered public accounting firm.

        Based upon the Audit Committee’s discussion with management and Ernst & Young LLP and the report of Ernst & Young LLP to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in National Instruments’ Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC.

AUDIT COMMITTEE
Donald M. Carlton, Chairman Ben G. Streetman R. Gary Daniels Charles J. Roesslein

* The foregoing Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other NI filing under the Securities Act or the Exchange Act, except to the extent NI specifically incorporates this Report of the Audit Committee by express reference therein.

INDEPENDENT PUBLIC ACCOUNTANTS

        In June 2005, Ernst & Young LLP (“E&Y”) was appointed as NI’s independent registered public accounting firm. A representative of E&Y is expected to be available at the Annual Meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

        On June 9, 2005, NI dismissed PricewaterhouseCoopers, LLP (“PWC”) as NI’s independent registered public accounting firm. The decision to dismiss PWC was approved by the Audit Committee of the Board of Directors of NI. The reports of PWC on the financial statements of NI for the years ended December 31, 2004 and 2003 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. During the years ended December 31, 2004 and 2003 and through June 9, 2005, there had been no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PWC, would have caused PWC to make reference thereto in its reports on the financial statements of NI for such years. During the years ended December 31, 2004 and 2003 and through June 9, 2005, there had been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K). NI furnished a copy of the above disclosures to PWC and requested that PWC furnish NI with a letter addressed to the Securities and Exchange Commission stating whether or not it agreed with the above disclosures. A copy of such letter was attached as Exhibit 16.1 to the Current Report on Form 8-K filed on June 15, 2005 and is incorporated herein by reference.

        On June 15, 2005, NI engaged E&Y as its new independent registered public accounting firm to audit NI’s financial statements for the year ending December 31, 2005 and to review the financial statements to be included in NI’s quarterly reports on Form 10-Q for the quarters ending June 30, 2005 and September 30, 2005. Prior to the engagement of E&Y, neither NI nor anyone on behalf of NI consulted with E&Y during NI’s two most recent fiscal years and through June 9, 2005, in any manner regarding either: (A) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on NI’s financial statements; or (B) any matter that was the subject of either a disagreement or a reportable event (as defined in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K).

Audit Fees

        The aggregate fees billed for professional services rendered for the integrated audits of NI’s annual financial statements for the fiscal years ended December 31, 2006 and 2005, for the reviews of the financial statements included in NI’s Quarterly Reports on Form 10-Q for those fiscal years, for the testing of NI’s internal control over financial reporting pursuant to Section 404(a) of the Sarbanes-Oxley Act of 2002 for those fiscal years, and for statutory audits in various countries were approximately $739,000 and $747,000, respectively.

Audit-Related Fees

        The aggregate fees billed for other audit-related services were $21,000 and $20,000 in 2006 and 2005, respectively. The services rendered related to the audit of NI’s benefit plans.

Tax Fees

        The aggregate fees billed for professional tax services rendered for 2006 and 2005 were approximately $128,000 and $125,000, respectively. Included in the foregoing tax fees are such services as tax compliance, tax advice and tax planning.

All Other Fees

        The aggregate fees billed for all other services rendered for 2006 and 2005 were approximately $0 and $0, respectively.

        The charter of the Audit Committee provides that the Audit Committee shall appoint, compensate, retain and oversee NI’s independent registered public accounting firm. The Audit Committee has selected E&Y as its independent registered public accounting firm for NI’s fiscal year ending December 31, 2007.

AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITORS

        The Audit Committee’s policy is to pre-approve all services provided by NI’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may also pre-approve particular services on a case-by-case basis. The independent registered public accounting firm is required to periodically report to the Audit Committee regarding the extent of services provided by such firm in accordance with such pre-approval. The Audit Committee may also delegate pre-approval authority to one of its members. Such members(s) must report any decisions to the Audit Committee at the next scheduled meeting.

        E&Y has not received approval to perform any “prohibited activities” as such term is defined in Section 201 of the Sarbanes Oxley Act of 2002. During 2006, the Audit Committee approved in advance all audit, audit-related, and tax services to be provided by E&Y.

CODE OF ETHICS

        In March 2004, NI’s Board of Directors adopted a Code of Ethics (“Code”) that applies to all directors and employees, including NI’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code incorporated several corporate policies which had been in effect since 1994. The Code is available on NI’s website at www.ni.com/nati/corporategovernance/code_of_ethics.htm NI intends to disclose future amendments to provisions of the Code, or waivers of such provisions granted to executive officers, on NI’s website within four business days following the date of such amendment or waiver.

OTHER MATTERS

        NI knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

BY ORDER OF THE BOARD OF DIRECTORS
David G. Hugley Secretary

Austin, Texas
April 2, 2007

Appendix A

NATIONAL INSTRUMENTS CORPORATION
1994 EMPLOYEE STOCK PURCHASE PLAN
(as amended by the Board of Directors on March 21, 2007, subject to stockholder approval)

TABLE OF CONTENTS
(continued)

ARTICLE I

PURPOSE AND SHARES RESERVED FOR THE PLAN

        Section 1.1     Purpose. The National Instruments Corporation 1994 Employee Stock Purchase Plan (the “Plan”) is intended to provide a method whereby employees of National Instruments Corporation (the “Company”) and its Designated Subsidiaries will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the common stock of the Company (“Common Stock”). The Company intends the Plan to qualify as an “employee stock purchase plan” under section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan will be construed so as to extend and limit participation in a manner consistent with the requirements of section 423 of the Code. Any other provision herein notwithstanding, the effectiveness of this Plan is contingent upon the Company offering to sell the Common Stock to the public pursuant to an effective Registration Statement under the Securities Act of 1933, as amended.

        Section 1.2     Shares Reserved for the Plan. There have been reserved for issuance and purchase by eligible employees under the Plan an aggregate of 8,467,500 shares of Common Stock, subject to adjustment as provided in Section 8.3. Shares of Common Stock subject to the Plan may be shares now or hereafter authorized, issued or outstanding. If and to the extent that any right to purchase reserved shares is not exercised by a Participant for any reason, or if such right to purchase Common Stock under the Plan terminates as provided herein, or if the shares of Common Stock purchased by a Participant are forfeited, the shares of Common Stock which have not been so purchased or which are forfeited will again become available for purposes of the Plan, unless the Plan is terminated. Such unpurchased or forfeited shares of Common Stock will not be deemed to increase the aggregate number of shares specified above to be reserved for the purposes of the Plan (subject to adjustment as provided in Section 8.3).

ARTICLE II

DEFINITIONS

        Section 2.1     Definitions.

        (a)        “Beneficiary” means the person or persons designated by the Participant under Section 8.1 to receive shares of Common Stock or cash upon the Participant’s death.

        (b)        “Board” means the Board of Directors of the Company.

        (c)        “Business Day” means any day that is a market trading day for the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”) National Market System.

        (d)        “Code” means the Internal Revenue Code of 1986, as amended.

        (e)        “Common Stock” means the Common Stock of the Company as described in the Company’s Certificate of Incorporation, or such other stock as shall be substituted therefor.

        (f)        “Company” means National Instruments Corporation, a Delaware corporation, or any successor to the Company.

        (g)        “Committee” means the individuals appointed to administer the Plan as described in Article VII.

        (h)        “Designated Subsidiaries” means the Subsidiaries which have been designated by the Board or the Committee from time to time in its sole discretion as eligible to participate in the Plan.

        (i)        “Effective Date” means the Effective Date of the Plan set forth in Section 8.6.

        (j)        “Eligible Employee” means an Employee eligible to participate in the Plan, as defined in Section 3.1, or as otherwise required under mandatory provisions of laws applicable to a Designated Subsidiary.

        (k)        “Employee” means any person who is customarily employed by the Company or a Designated Subsidiary for at least twenty (20) hours per week and more than five (5) months in a calendar year.

        (l)        “Fair Market Value” means, for a particular day:

(i)	If shares of Common Stock of the same class are listed or admitted to unlisted trading privileges on any national or regional securities exchange at the date of determining the Fair Market Value, then the last reported sale price, regular way, on the composite tape of that exchange on the last Business Day before the date in question or, if no such sale takes place on that Business Day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to unlisted trading privileges on that securities exchange; or

(ii)	If shares of Common Stock of the same class are not listed or admitted to unlisted trading privileges as provided in paragraph (i) above and sales prices for shares of Common Stock of the same class in the over-the-counter market are reported by the NASDAQ National Market System (or such other system then in use) at the date of determining the Fair Market Value, then the last reported sales price so reported on the last Business Day before the date in question or, if no such sale takes place on that Business Day, the average of the high bid and low asked prices so reported; or

(iii)	If shares of Common Stock of the same class are not listed or admitted to unlisted trading privileges as provided in paragraph (i) above and sales prices for shares of Common Stock of the same class are not reported by the NASDAQ National Market System (or a similar system then in use) as provided in paragraph (ii) above, and if bid and asked prices for shares of Common Stock of the same class in the over-the-counter market are reported by NASDAQ (or, if not so reported, by the National Quotation Bureau Incorporated) at the date of determining the Fair Market Value, then the average of the high bid and low asked prices on the last Business Day before the date in question; or

(iv)	If shares of Common Stock of the same class are not listed or admitted to unlisted trading privileges as provided in paragraph (i) above and sales prices or bid and asked prices therefor are not reported by NASDAQ (or the National Quotation Bureau Incorporated) as provided in paragraph (ii) above or paragraph (iii) above at the date of determining the Fair Market Value, then the value determined in good faith by the Committee, which determination shall be conclusive for all purposes;

(v)	If shares of Common Stock of the same class are listed or admitted to unlisted trading privileges as provided in paragraph (i) or sales prices or bid and asked prices therefor are reported by NASDAQ (or the National Quotation Bureau Incorporated) as provided in paragraph (ii) above or paragraph (iii) above at the date of determining the Fair Market Value, but the volume of trading is so low that the Board determines in good faith that such prices are not indicative of the fair value of the Common Stock, then the value determined in good faith by the Committee, which determination shall be conclusive for all purposes notwithstanding the provisions of paragraph (i), (ii), or (iii) above; or

(vi)	The foregoing notwithstanding, with respect to the determination of Fair Market Value on the Grant Date, means the price at which a share of Common Stock is offered to the public on such date in the initial public offering of the Common Stock.

        (m)        “Grant Date” means the Effective Date.

        (n)        “Gross Earnings” means an Employee’s regular straight-time earnings in effect for each payroll period for which payroll deductions are being made during an Offering Period, plus the Employee’s sales commissions paid during the Offering Period, but excluding any payments for overtime, bonuses, special payments, other incentive compensation and any automobile or other expense allowance or reimbursement.

        (o)        “Last Day of the Offering Period” means, with respect to the Grant Date, the January 31, April 30, July 31 or October 31 which first occurs at least three (3) months after such Grant Date. Such term means, with respect to any Quarterly Grant Date, the January 31, April 30, July 31 or October 31 which next occurs after such Quarterly Grant Date.

        (p)        “Offering Period” means, with respect to the Grant Date or any Quarterly Grant Date, the period beginning on such date and ending on the Last Day of the Offering Period.

        (q)        “Participant” means an Eligible Employee who elects to participate in the Plan pursuant to Section 3.3.

        (r)        “Payroll Deduction Account” means the separate account established for each Participant to reflect the Participant’s payroll deductions and contributions to the Plan.

        (s)        “Plan Year” means the twelve (12) month period beginning each February 1 and ending each January 31. However, the first Plan Year will be a long Plan Year beginning on the Effective Date and ending on March 31, 1996.

        (t)         “Purchase Price” means the lower of (a) 85 percent of the Fair Market Value of the Common Stock on the Quarterly Grant Date applicable to an Offering Period, or (b) 85 percent of the Fair Market Value of the Common Stock on the Stock Purchase Date. The Purchase Price of the Common Stock will include applicable commissions and brokerage fees, if any.

        (u)        “Quarterly Grant Date” means any February 1, May 1, August 1, and November 1 which occurs after the January 31, April 30, July 31 or October 31 which first occurs at least three (3) months after the Grant Date and prior to the termination of the Plan.

        (v)        “Stock Purchase Date” means, the first Business Day after the Last Day of the Offering Period.

        (w)        “Subsidiary” means any entity which is a “subsidiary corporation” of the Company within the meaning of Section 423 of the Code.

ARTICLE III

ELIGIBILITY AND PARTICIPATION

        Section 3.1     Initial Eligibility. Each Employee who has been employed by the Company or a Designated Subsidiary preceding the first day of an Offering Period will be eligible to participate in the Plan for such Offering Period (an “Eligible Employee”).

        Section 3.2     Leave of Absence; Termination of Employment. For purposes of participation in the Plan, a person on leave of absence will be deemed to be an Employee for the first three (3) months of such leave of absence or until such later day as of which such person’s reemployment is guaranteed by contract or statute (“Guaranteed Reemployment Date”). However, such an Employee’s employment with the Company or Designated Subsidiary will be deemed to have terminated for purposes of the Plan at the close of business on the first day following such three (3) month period of such leave of absence or the Guaranteed Reemployment Date (whichever is applicable) unless the Employee returns to full-time employment with the Company or a Designated Subsidiary on or before such date.

        If an Employee’s employment terminates, including but not limited to termination because such Employee’s leave of absence terminates other than by reason of a return to full-time employment with the Company or a Designated Subsidiary, the Employee’s employment with the Company or Designated Subsidiary will be deemed to have terminated for purposes of the Plan and such Employee will no longer be eligible to participate in the Plan and purchase Common Stock under the Plan.

        If an Employee’s employment with the Company or a Designated Subsidiary terminates, but such Employee continues to be employed by a subsidiary of the Company immediately following termination of the Employee’s employment with the Company or a Designated Subsidiary, such Employee will not be deemed to have terminated such Employee’s participation in the Plan unless such Employee withdraws from participation; however, notwithstanding the foregoing, no such Participant shall be allowed to continue making contributions during the applicable Offering Period or be eligible to participate in the Plan in any subsequent Offering Period, unless the applicable subsidiary is a Designated Subsidiary.

        Section 3.3     Commencement of Participation. Each Eligible Employee may elect to participate in the Plan by completing and forwarding a payroll deduction authorization form to the Employee’s appropriate payroll location on or before the date(s) specified by the Committee. The form will authorize regular payroll deductions over the following Offering Period in terms of whole number percentages or dollar amounts up to fifteen percent (15%) of the Employee’s Gross Earnings for such Offering Period; provided, that the Committee, in its sole discretion, may permit an Employee to designate minimum or maximum contributions, specify different deduction instructions applicable to different components of his or her gross earnings, or otherwise provide instructions which the Committee determines to be administratively feasible.

ARTICLE IV

PAYROLL DEDUCTIONS

        Section 4.1     Amount of Deduction. At the time an Eligible Employee files his authorization for payroll deduction, he or she will elect to have deductions made from his or her pay on each payday during the time he or she is a Participant at the rate specified in Section 3.3. Such payroll deductions shall be made regularly and in equal amounts during the Offering Period. No contributions shall be allowed under the Plan by payroll deduction except to the extent that acceptance of other contributions shall be required by statute.

        Section 4.2     Participant’s Account. All payroll deductions made for a Participant will be credited to his or her Payroll Deduction Account. A Participant may not make any separate cash payment into such account except with respect to periods when the Participant is on leave of absence and then only as provided in Section 4.4.

        Section 4.3     Changes in Payroll Deductions. A Participant may not increase or decrease his or her payroll deduction during the Offering Period unless the Committee, in its sole discretion, determines otherwise. A Participant may discontinue his or her participation in the Plan during an Offering Period, but will not be eligible to recommence participation in the Plan for the Offering Period immediately following the Offering Period in which the Participant discontinued his or her participation.

        Section 4.4     Leave of Absence. If a Participant goes on a leave of absence, such Participant will have the right to continue participating in the Plan to the extent he or she has Gross Earnings. If the Participant does not have any Gross Earnings during such leave of absence, his or her payroll deductions will be suspended and no further contributions shall be allowed during the leave of absence except as required by statute, but the Participant shall participate in purchases pursuant to Article V unless he or she withdraws from participation. If the Participant returns to employment with the Company or Designated Subsidiary before the end of three (3) months after such leave of absence began, or the Guaranteed Reemployment Date (if applicable), the Participant will recommence payroll deductions as of the date of his or her reemployment. If the Participant does not return to employment with the Company or a Designated Subsidiary within three (3) months after the date his or her leave of absence began, or the Guaranteed Reemployment Date (if applicable), his or her employment with the Company or Designated Subsidiary will be deemed to have terminated and his or her participation in the Plan will cease.

ARTICLE V

PURCHASE OF STOCK

        Section 5.1     Grant of Option. (a) Each individual who is an Eligible Employee as of the initial Grant Date is granted an option to purchase at the Purchase Price the number of shares of Common Stock equal to 15 percent of the Eligible Employee’s Gross Earnings for the Offering Period with respect to the Grant Date divided by the Purchase Price.

        (b)        Each individual who is an Eligible Employee as of any Quarterly Grant Date is granted an option to purchase at the Purchase Price the number of shares of Common Stock equal to 15 percent of the Eligible Employee’s Gross Earnings for the Offering Period with respect to such Quarterly Grant Date.

        Section 5.2     Limitation on Employee Stock Purchases. The provisions of Section 5.1 notwithstanding, no Participant may purchase more than Twenty-five thousand ($25,000) of Common Stock under this Plan (based upon the Fair Market Value of the Common Stock at the time the right is granted) in one (1) year, considering both this Plan and any other stock purchase plan of the Company and its Subsidiaries. In addition, no Participant will be allowed to purchase stock under the Plan to the extent that immediately after the grant, such Participant would own stock, and/or hold outstanding options to purchase stock, possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company. For purposes of this Section 5.2, the rules of section 424(d) of the Code will apply in determining stock ownership of any Participant.

        Section 5.3     Method of Purchase. As of each Stock Purchase Date, each Participant having funds in his or her Payroll Deduction Account automatically will purchase the number of whole shares of Common Stock determined by dividing the sum of the balance in the Participant’s Payroll Deduction Account on the Last Day of the Offering Period by the Purchase Price.

        Section 5.4     Fractional Shares. Fractional shares of Common Stock will not be issued under the Plan and any accumulated payroll deductions or contributions which would have been used to purchase fractional shares of Common Stock will be retained in the Employee’s Payroll Deduction Account and used to purchase shares of Common Stock on the next Stock Purchase Date; provided however, if the funds remain after the last Stock Purchase Date in the Plan Year the Participant may elect to have such amounts returned to him without interest.

        Section 5.5     Delivery of Stock. All shares of Common Stock purchased as of a Stock Purchase Date will be delivered to the Participant as soon as practicable following such date.

        Section 5.6     Participant’s Interest in Purchased Stock. The Participant will have no rights (including but not limited to voting or dividend rights) or interest in the shares of Common Stock available under the Plan until such shares have been purchased for such Participant pursuant to Section 5.3.

        Section 5.7     Registration of Stock. Shares of Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant, or, if the Participant so directs by written notice to the Committee before the Stock Purchase Date, in the names of the Participant and one such other person as may be designated by the Participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent allowed by applicable law.

        Section 5.8     Restrictions on Purchase. The Board of Directors may, in its discretion, require as conditions to the purchase of the shares of Common Stock reserved for issuance under the Plan that such shares be duly listed on a stock exchange, and that either:

        (a)        A Registration Statement under the Securities Act of 1933, as amended, with respect to said shares is effective, or

        (b)        The Participant represents at the time of purchase, in form and substance satisfactory to the Committee, that it is such Participant’s intention to purchase the shares for investment and not for resale or distribution.

ARTICLE VI

CESSATION OF PARTICIPATION

        Section 6.1     In General. As indicated in Section 4.3, a Participant may terminate his or her Participation in the Plan at any time by giving written notice to the Committee, but a Participant who terminates his or her Participation in the Plan will be precluded from participating in the Plan for one Offering Period.

        Section 6.2     Termination of Employment. Upon termination of the Participant’s employment with the Company or a Designated Subsidiary for any reason, including retirement or death, or a continuation of a leave of absence for a period beyond three (3) months or, if applicable, the Guaranteed Reemployment Date, the Participant’s participation in the Plan will terminate and any funds accumulated in the Participant’s Payroll Deduction Account will be returned to such Participant, or, in the case of such Participant’s death, to the person or persons entitled such funds under Section 8.1. Upon such termination of employment, the Participant will forfeit any nonvested shares of Common Stock credited to his or her Stock Purchase Account.

ARTICLE VII

ADMINISTRATION

        Section 7.1     Appointment of Committee. The Board of Directors will appoint the Committee to administer the Plan, which will consist of no fewer than two (2) members of the Board of Directors. No member of the Committee will be eligible to purchase Common Stock under the Plan. Notwithstanding the foregoing, the Board may decline to appoint a Committee and, in such event, the Board shall serve as the Committee hereunder. The Committee shall be constituted so that, as long as Common Stock is registered under Section 12 of the Exchange Act, each member of the Committee shall be a Disinterested Person (as defined in Rule 16b-3) and so that the Plan in all other applicable respects will qualify transactions related to the Plan for the exemptions from Section 16(b) of the Exchange Act provided by Rule 16b-3, to the extent exemptions thereunder may be available. Persons elected to serve on the Committee as Disinterested Persons shall not be eligible to participate in the Plan or acquire equity securities under any plan of the Corporation or its affiliates while they are serving as members of the Committee; shall not have received equity securities under any plan of the Corporation or its affiliates within one year before their appointment to the Committee becomes effective; and shall not be eligible to receive equity securities under any plan of the Corporation or its affiliates for such period following service on the Committee as may be required by Rule 16b-3 for that person to remain a Disinterested Person, in each case except for equity securities granted as provided in paragraphs (c)(2)(i)(A), (B), (C), or (D) of Rule 16b-3.

        Section 7.2     Authority of Committee. Subject to the express provisions of the Plan, the Committee will have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee’s determination on such matters shall be conclusive.

        Section 7.3     Rules Governing the Administration of the Committee. The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed, and may fill vacancies, however caused, in the Committee. The Committee may select one (1) of its members as its Chairman and will hold its meetings at such times and places as it deems advisable and may hold meetings by telephone. A majority of the Committee’s members will constitute a quorum. All determinations of the Committee will be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it deems proper. Any decision or determination reduced to writing and signed by a majority of the members of the Committee will be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and will make such rules and regulations for the conduct of its business as it deems advisable.

ARTICLE VIII

MISCELLANEOUS

        Section 8.1     Designation of Beneficiary. A Participant may designate in writing a Beneficiary to receive any shares of Common Stock and/or cash upon the Participant’s death. Such Beneficiary designation may be changed by the Participant at any time by written notice to the Committee. Upon the death of the Participant and upon the receipt by the Committee of proof of the identity and existence of a Beneficiary validly designated by the Participant under the Plan, the Committee will deliver such shares of Common Stock and/or cash to such Beneficiary. In the event of the death of a Participant and in the absence of a validly designated Beneficiary who is living at the time of such Participant’s death, the Committee will deliver such Common Stock and/or cash to the executor or administrator of the Participant’s estate, or if no such executor or administrator has been appointed (to the knowledge of the Committee), the Committee, in its discretion, may deliver such shares of Common Stock and/or cash to the Participant’s spouse or dependents as the Company may designate. No Beneficiary will, before the death of the Participant by whom he has been designated, acquire any interest in the shares of Common Stock issued to, or the cash credited to, the Participant under the Plan.

        Section 8.2     Transferability. Neither the payroll deductions or contributions credited to a Participant’s Payroll Deduction Account nor any rights with regard to the right to purchase or receive shares of Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition will be without effect.

        Section 8.3     Adjustment in Case of Changes Affecting the Company’s Stock. In the event of a subdivision of the outstanding shares of Common Stock, or the payment of a stock dividend thereon, the number of shares of Common Stock reserved or authorized to be reserved under this Plan will be increased proportionately, and such other adjustments may be made as may be deemed necessary or equitable by the Board of Directors. In the event of any other change affecting the Common Stock, such adjustments will be made as may be deemed equitable by the Board of Directors to give proper effect to such event, subject to the limitations of section 424 of the Code.

        Section 8.4     Amendment of the Plan. The Board of Directors may at any time, or from time to time, amend the Plan in any respect, except that no such amendment shall affect options previously granted to the extent that any Participant would be adversely affected by the amendment. In addition, no amendment of the Plan may be made without the prior approval of the holders of a majority of the shares of Common Stock of the Company then issued and outstanding and entitled to vote, if such amendment would:

        (a)        Increase or decrease the number of shares of Common Stock reserved under the Plan (other than as provided in Section 8.3);

        (b)        Materially modify the eligibility requirements of the Plan; or

        (c)        Materially increase the benefits which may accrue under the Plan.

        Section 8.5     Termination of the Plan. The Plan and all rights of Participants under the Plan will terminate:

        (a)        On the Stock Purchase Date that a Participant becomes entitled to purchase a number of shares of Common Stock equal to or greater than the remaining number of reserved shares available for purchase under the Plan, or

        (b)        At any time, at the discretion of the Board of Directors, except that no such termination shall affect previously granted options to the extent that such termination would adversely affect the rights of participants.

        If the Plan terminates under circumstances described in (a) above, any reserved shares of Common Stock remaining as of the termination date will be issued to Participants on a pro rata basis. Upon termination of this Plan all amounts in the Payroll Deduction Accounts of Participants will be promptly refunded.

        Section 8.6     Effective Date of Plan. The Plan will become effective on the date of the effectiveness of a Registration Statement under the Securities Act of 1933, as amended, relating to the initial public offering of the Common Stock; provided, however, that the Plan will not become effective if the sale of Common Stock to the public contemplated by such Registration Statement does not occur, and nothing herein shall be construed as a promise by the Company to offer to sell its Common Stock to the public.

        Section 8.7     No Employment Rights. The Plan does not, directly or indirectly, create any right for the benefit of any Employee or class of Employees to purchase any shares of Common Stock under the Plan. In addition, the Plan does not create in any Employee or class of Employees any right to continue employment with the Company or a Subsidiary, and the Plan will not interfere in any way with the Company’s or its Subsidiaries’ rights to terminate, or otherwise modify, an Employee’s employment at any time.

        Section 8.8     Company Has No Responsibility for Taxes. The Company makes no guarantee or warranty with respect to the tax ramifications of participation in the Plan. The Company will not pay to or in respect of, reimburse or hold harmless any Participant with respect to any tax liability incurred by such Participant in connection with such participation.

        Section 8.9    No Interest. No interest shall accrue or be paid on the payroll deductions of a Participant in the Plan.

        Section 8.10     Foreign Employees. The Committee may restrict the participation of foreign Employees if the Committee deems such restrictions advisable in light of domestic or foreign tax or securities laws, providing that such restrictions do not cause the Plan to fail to satisfy the provisions of section 423 of the Code.

        Section 8.11     Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be required to segregate such payroll deductions.

        Section 8.12    Effect of Plan. The provisions of the Plan will, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Employee participating in the Plan, including, without limitation, such Employee’s estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of the creditors of such Employee.

        Section 8.13     Governing Law. The law of the State of Delaware will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

PROXY

NATIONAL INSTRUMENTS CORPORATION

2007 ANNUAL MEETING OF STOCKHOLDERS

MAY 8, 2007

This Proxy is solicited on behalf of the Board of Directors

The undersigned stockholder of NATIONAL INSTRUMENTS CORPORATION, a Delaware corporation (“NI”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 2, 2007, and the 2006 Annual Report to Stockholders and hereby appoints James J. Truchard and Jeffrey L. Kodosky, and each of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2007 Annual Meeting of Stockholders of NATIONAL INSTRUMENTS CORPORATION to be held on May 8, 2007 at 9:00 a.m. local time, at the Company’s headquarters at 11500 North Mopac Expressway, Building C, Austin, Texas 78759, and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS AND “FOR” THE PROPOSAL TO AMEND NI’S 1994EMPLOYEE STOCK PURCHASE PLAN, AND AS SAID PROXIES DEEM ADVISABLE, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Comments:

(If you noted any Comments above, please mark corresponding box on the reverse side.)

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

NATIONAL INSTRUMENTS CORPORATION 11500 N. MOPAC EXPRESSWAY BUILDING B ATTN: LEGAL DEPT. AUSTIN, TEXAS 78759

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

AUTO DATA PROCESSING INVESTOR COMM SERVICES ATTENTION: TEST PRINT 51 MERCEDES WAY EDGEWOOD, NY 11717	27 35

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER
COMMUNICATIONS

If you would like to reduce the costs incurred by National Instruments Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to NATIONAL INSTRUMENTS CORPORATION, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

123,456,789,012.00000
è 000000000000

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	NATIN1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NATIONAL INSTRUMENTS CORPORATION
03 0000000000 218104052423
Vote On Directors

1. Election of Directors. Nominees: 01) James J. Truchard 02) Charles J. Roesslein	For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
	☐	☐	☐

Vote On Proposal

2. Proposal to increase the number of shares reserved under NI's 1994 Employee Stock Purchase plan by 3,000,000 shares.	For	Against	Abstain
	☐	☐	☐

And to transact such other business, in their discretion, as may properly come before the meeting or any adjournment thereof.

For comments, please check this box and write them on the back where indicated	☐

Please indicate if you plan to attend this
meeting.

Please sign exactly as name(s) appear(s) hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized person.

		Yes ☐	No ☐	AUTO DATA PROCESSING INVESTOR COMM SERVICES ATTENTION: TEST PRINT 51 MERCEDES WAY EDGEWOOD, NY 11717

123,456,789,012
636518102

Signature [PLEASE SIGN WITHIN BOX]	Date	P08043	Signature (Joint Owners)	Date	35